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                                                                     EXHIBIT 2.3


                                CREDIT AGREEMENT

         This Credit Agreement, dated as of November 30, 1999, is among Xeta Corporation, an Oklahoma corporation, the Lenders (as hereinafter defined), Bank One, Oklahoma, NA, a national banking association, as Agent, and Banc One Capital Markets, Inc., as Lead Arranger and Sole Book Runner.

         The parties hereto agree as follows:


                                    ARTICLE I
                          DEFINITIONS AND INTERPRETATION

         1.1. Certain Definitions. As used in this Agreement:

         "Acquisition" means any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries (i) acquires any going business or all or substantially all of the assets of any firm, corporation or limited liability company, or division thereof, whether through purchase of assets, merger or otherwise or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

         "Acquisition Document" means, with respect to any Acquisition or proposed Acquisition, each asset purchase agreement, stock purchase agreement, merger agreement or other similar transaction document pertaining thereto.

         "Acquisition Loan" means, with respect to a Lender, any loan made by such Lender pursuant to Section 2.1.3 (or any continuation or conversion thereof).

         "Acquisition Loan Commitment" means, for each Lender, the obligation of such Lender to make Acquisition Loans to the Borrower in an aggregate amount not exceeding the amount set forth opposite such Lender's name on the signature pages hereto directly underneath the caption "Acquisition Loan Commitment" or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Acquisition Loan Facility" means the revolving credit facility established by the Lenders pursuant to Section 2.1.3.

         "Acquisition Loan Facility Conversion Balance" means the aggregate principal amount of Acquisition Loans outstanding on any Acquisition Loan Conversion Date and on the Acquisition


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Loan Facility Termination Date, after giving effect to any Acquisition Loans made or repaid on such date.

         "Acquisition Loan Facility Conversion Date" means each of November 30, 2000, and November 30, 2001.

         "Acquisition Loan Facility Termination Date" means November 30, 2002, or any earlier date on which the Aggregate Acquisition Loan Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Acquisition Note" means a promissory note issued at the request of a Lender pursuant to Section 2.13, substantially in the form of Exhibit "E-3".

         "Acquisition Term Loan" means, with respect to a Lender, the loan made by such Lender upon conversion of its Acquisition Loans outstanding on any Acquisition Loan Facility Conversion Date pursuant to Section 2.1.4 (or any continuation or conversion thereof).

         "Acquisition Term Note" means a promissory note issued at the request of a Lender pursuant to Section 2.13, substantially in the form of Exhibit "E-4".

         "Advance" means a borrowing under the Revolving Credit Facility, the Term Loan Facility or the Acquisition Loan Facility that is (i) made by the Lenders on the same Borrowing Date, or (ii) converted or continued by the Lenders on the same date of conversion or continuation, consisting, in either case, of the aggregate amount of the several Loans of the same Type and, in the case of Eurodollar Loans, for the same Interest Period.

         "Affiliate" of any Person means any other Person directly or indirectly controlling, controlled by or under common control with such Person. A Person shall be deemed to control another Person if the controlling Person owns 10% or more of any class of voting securities (or other ownership interests) of the controlled Person or possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of stock, by contract or otherwise.

         "Agent" means Bank One in its capacity as contractual representative of the Lenders pursuant to Article X, and not in its individual capacity as a Lender, and any successor Agent appointed pursuant to Article X.

         "Aggregate Acquisition Loan Commitment" means the aggregate of the Acquisition Loan Commitments of all of the Lenders, as reduced from time to time pursuant to the terms hereof.

         "Aggregate Revolving Credit Commitment" means the aggregate of the Revolving Credit Commitments of all of the Lenders, as reduced from time to time pursuant to the terms hereof.

         "Aggregate Term Loan Commitment" means, at any time, the aggregate of the Term Loan Commitments of all of the Lenders.


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         "Agreement" means this Credit Agreement, as it may be amended or modified and in effect from time to time.

         "Alternate Base Rate" means, for any day, a rate of interest per annum equal to the higher of (i) the Corporate Base Rate for such day and (ii) the sum of the Federal Funds Effective Rate for such day plus 1/2% per annum.

         "Applicable Fee Rate" means, at any time, the percentage rate per annum at which Commitment Fees are accruing on the unused portion of the Aggregate Revolving Credit Facility Commitment and the Aggregate Acquisition Loan Commitment at such time as set forth in the Pricing Schedule.

         "Applicable Margin" means, with respect to Advances of any Type at any time, the percentage rate per annum which is applicable at such time with respect to Advances of such Type as set forth in the Pricing Schedule.

         "Arranger" means Banc One Capital Markets, Inc., a Delaware corporation, and its successors, in its capacity as Lead Arranger and Sole Book Runner.

         "Article" means an article of this Agreement unless another document is specifically referenced.

         "Authorized Officer" means any of Jack R. Ingram, Jon A. Wiese and Robert B. Wagner, acting singly.

         "Bank One" means Bank One, Oklahoma, NA, a national banking association, in its individual capacity, and its successors.

         "Borrower" means Xeta Corporation, an Oklahoma corporation, and its successors and assigns.

         "Borrowing Date" means a date (including the Closing Date) on which an Advance is made hereunder.

         "Borrowing Notice" is defined in Section 2.8.

         "Business Day" means (i) with respect to any borrowing, payment or rate selection of Eurodollar Advances, a day (other than a Saturday or Sunday) on which banks generally are open in New York and Tulsa for the conduct of substantially all of their commercial lending activities, interbank wire transfers can be made on the Fedwire system and dealings in United States dollars are carried on in the London interbank market and (ii) for all other purposes, a day (other than a Saturday or Sunday) on which banks generally are open in Tulsa for the conduct of substantially all of their commercial lending activities and interbank wire transfers can be made on the Fedwire system.


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         "Capital Expenditures" means, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Subsidiaries prepared in accordance with GAAP, excluding (i) the cost of assets acquired with Capitalized Lease Obligations, (ii) expenditures of insurance proceeds to rebuild or replace any asset after a casualty loss and (iii) leasehold improvement expenditures for which the Borrower or a Subsidiary is reimbursed promptly by the lessor.

         "Capitalized Lease" of a Person means any lease of Property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

         "Capitalized Lease Obligations" of a Person means the amount of the obligations of such Person under Capitalized Leases which would be shown as a liability on a balance sheet of such Person prepared in conformity with GAAP.

         "Cash Equivalent Investments" means (i) short-term obligations of, or fully guaranteed by, the United States of America, (ii) commercial paper rated A-1 or better by S&P or P-1 or better by Moody's, (iii) demand deposit accounts maintained in the ordinary course of business, and (iv) certificates of deposit issued by and time deposits with commercial banks (whether domestic or foreign) having capital and surplus in excess of $100,000,000; provided, in each case that the same provides for payment of both principal and interest (and not principal alone or interest alone) and is not subject to any contingency regarding the payment of principal or interest.

         "Change in Control" means (i) the acquisition by any Person, or two or more Persons acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934) of 35% or more of the outstanding shares of voting stock of the Borrower, or (ii) the existence of any circumstance or the occurrence of any event whereby the individuals who comprise the Incumbent Board shall cease for any reason to constitute at least two-thirds of the voting members of the Board of Directors of the Borrower. For purposes of this definition: (i) the "Incumbent Board" means the individuals who are members of the Board of Directors of the Borrower as of the date of this Agreement and any individual who is hereafter elected to the Board of Directors by the Borrower's common stockholders after his or her nomination for election as a new director is approved by a vote of at least two-thirds of the Incumbent Board, provided, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumes office as a result of either an actual or threatened "election contest" (as described in Rule 14A-11 of the SEC promulgated under the Securities Exchange Act of 1934) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors, including an individual elected by reason of any agreement intended to avoid or settle any election contest or proxy contest; and (ii) Jon A. Wiese and Mark A. Martin shall be deemed members of the Incumbent Board if elected to the Board of Directors of the Borrower at the annual meeting of the Borrower's common stockholders to be held in December, 1999.


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         "Closing Date" means the date on or before December 15, 1999, on which the conditions precedent set forth in Section 4.1 are satisfied or waived by the Required Lenders and the Term Loans are made hereunder.

         "Code" means the Internal Revenue Code of 1986, as amended, reformed or otherwise modified from time to time.

         "Collateral Documents" means, collectively, the Security Agreement, the Mortgage and all other agreements and instruments now or hereafter securing all or any part of the Obligations, and all UCC-1 financing statements, fixture filings, lien entry forms and other documents, instruments, agreements and certificates executed and delivered by the Borrower or any Subsidiary in connection with the foregoing.

         "Commitment" means, for each Lender, such Lender's Term Loan Commitment, Revolving Credit Commitment and Acquisition Loan Commitment, collectively, and as the context requires, refers to each of them individually.

         "Consolidated Capital Expenditures" means, with reference to any period, the Capital Expenditures of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated EBIDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) depreciation, and (iii) amortization, all calculated for the Borrower and its Subsidiaries on a consolidated basis. In calculating Consolidated EBIDA (and any other financial ratios or determinations which refer to Consolidated EBIDA) following the closing of any Acquisition, such calculation shall be adjusted to take into account the financial impact of such Acquisition (as if such Acquisition had occurred prior to, and the Subsidiary or Property acquired pursuant to such Acquisition had been owned by the Borrower throughout, the entire calculation period prior to the date as of which such calculation is being made), but the manner of making such adjustment shall be determined by the Lender in its sole discretion using such methodology as the Lender deems appropriate under the circumstances.

         "Consolidated EBITDA" means Consolidated Net Income plus, to the extent deducted from revenues in determining Consolidated Net Income, (i) Consolidated Interest Expense, (ii) expense for taxes paid in cash, (iii) depreciation, and
(iv) amortization, all calculated for the Borrower and its Subsidiaries on a consolidated basis. In calculating Consolidated EBITDA (and any other financial ratios or determinations which refer to Consolidated EBITDA) following the closing of any Acquisition, such calculation shall be adjusted to take into account the financial impact of such Acquisition (as if such Acquisition had occurred prior to, and the Subsidiary or Property acquired pursuant to such Acquisition had been owned by the Borrower throughout, the entire calculation period prior to the date as of which such calculation is being made), but the manner of making such adjustment shall be determined by the Lender in its sole discretion using such methodology as the Lender deems appropriate under the circumstances.


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         "Consolidated Funded Indebtedness" means at any time the aggregate dollar amount of Consolidated Indebtedness which has actually been funded and is outstanding at such time, whether or not such amount is due or payable at such time.

         "Consolidated Indebtedness" means at any time the Indebtedness of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

         "Consolidated Interest Expense" means, with reference to any period, the interest expense of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Net Income" means, with reference to any period, the net income (or loss) of the Borrower and its Subsidiaries calculated on a consolidated basis for such period.

         "Consolidated Net Worth" means at any time the consolidated stockholders' equity of the Borrower and its Subsidiaries calculated on a consolidated basis as of such time.

         "Contingent Obligation" of a Person means any agreement, undertaking or arrangement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes or is contingently liable upon, the obligation or liability of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person, or otherwise assures any creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement, take-or-pay contract or the obligations of any such Person as general partner of a partnership with respect to the liabilities of the partnership.

         "Conversion/Continuation Notice" is defined in Section 2.9.

         "Controlled Group" means all members of a controlled group of corporations or other business entities and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Corporate Base Rate" means a rate per annum equal to the corporate base rate or prime rate of interest announced by Bank One or by its parent, Bank One Corporation, from time to time, changing when and as said corporate base rate or prime rate changes.

         "Default" means an event described in Article VII.

         "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to
(i) the protection of the environment, (ii) the effect of the environment on human health, (iii) emissions, discharges or releases of pollutants, contaminants, hazardous substances or wastes into surface water, ground water or land, or (iv) the manufacture, processing,


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distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, hazardous substances or wastes or the clean-up or other remediation thereof.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rule or regulation issued thereunder.

         "Eurodollar Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Base Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in U.S. dollars as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available to the Agent, the applicable Eurodollar Base Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One or one of its Affiliate banks offers to place deposits in U.S. dollars with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, in the approximate amount of Bank One's relevant Eurodollar Loan and having a maturity equal to such Interest Period.

         "Eurodollar Loan" means a Loan which, except as otherwise provided in
Section 2.11, bears interest at the applicable Eurodollar Rate.

         "Eurodollar Rate" means, with respect to a Eurodollar Advance for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurodollar Base Rate applicable to such Interest Period, divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to such Interest Period, plus
(ii) the Applicable Margin.

         "Excluded Taxes" means, in the case of each Lender or applicable Lending Installation and the Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by (i) the jurisdiction under the laws of which such Lender or the Agent is incorporated or organized or (ii) the jurisdiction in which the Agent's or such Lender's principal executive office or such Lender's applicable Lending Installation is located.

         "Exhibit" refers to an exhibit to this Agreement, unless another document is specifically referenced.

         "Facility" means any of the Revolving Credit Facility, the Term Loan Facility or the Acquisition Loan Facility.


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         "Federal Funds Effective Rate" means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 10:00 a.m. (Tulsa time) on such day on such transactions received by the Agent from three Federal funds brokers of recognized standing selected by the Agent in its sole discretion.

         "Fee Letter" means that certain letter agreement dated as of October 27, 1999, by and among the Borrower, the Agent and the Arranger.

         "Financial Contract" of a Person means (i) any exchange-traded or over-the-counter futures, forward, swap or option contract or other financial instrument with similar characteristics, or (ii) any Rate Management Transaction.

         "Floating Rate" means, for any day, a rate per annum equal to the Alternate Base Rate for such day plus (ii) the Applicable Margin, in each case changing when and as the Alternate Base Rate changes.

         "Floating Rate Advance" means an Advance which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "Floating Rate Loan" means a Loan which, except as otherwise provided in Section 2.11, bears interest at the Floating Rate.

         "GAAP" means generally accepted accounting principles as in effect from time to time, applied in a manner consistent with that used in preparing the financial statements referred to in Section 5.4.

         "Guaranty" means the Subsidiary Guaranty to be executed by UST in favor of the Agent for the benefit of the Lenders and the Agent, as the same may be amended, modified or supplemented from time to time.

         "Indebtedness" of a Person means such Person's (i) obligations for borrowed money, (ii) obligations representing the deferred purchase price of Property or services (other than accounts payable arising in the ordinary course of such Person's business payable on terms customary in the trade), (iii) obligations, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, (v) obligations of such Person to purchase securities or other Property arising out of or in connection with the sale of the same or substantially similar securities or Property, (vi) Capitalized Lease Obligations, (vii) any other obligation for borrowed money or other financial accommodation which in


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accordance with GAAP would be shown as a liability on the consolidated balance sheet of such Person, and (viii) Off-Balance Sheet Liabilities.

         "Interest Period" means, with respect to a Eurodollar Advance, a period of one, three or six months commencing on a Business Day selected by the Borrower pursuant to this Agreement. Such Interest Period shall end on the day which corresponds numerically to such date one, three or six months thereafter, provided, however, that if there is no such numerically corresponding day in such next, third or sixth succeeding month, such Interest Period shall end on the last Business Day of such next, third or sixth succeeding month. If an Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next succeeding Business Day, provided, however, that if said next succeeding Business Day falls in a new calendar month, such Interest Period shall end on the immediately preceding Business Day.

         "Investment" of a Person means any loan, advance (other than commission, travel and similar advances to officers and employees made in the ordinary course of business), extension of credit (other than accounts receivable arising in the ordinary course of business on terms customary in the trade) or contribution of capital by such Person; stocks, bonds, mutual funds, partnership interests, notes, debentures or other securities owned by such Person; any deposit accounts and certificate of deposit owned by such Person; and structured notes, derivative financial instruments and other similar instruments or contracts owned by such Person.

         "Lenders" means the lending institutions listed on the signature pages of this Agreement and their respective successors and assigns.

         "Lending Installation" means, with respect to a Lender or the Agent, the office, branch, subsidiary or affiliate of such Lender or the Agent listed on the signature pages hereof or on a Schedule or otherwise selected by such Lender or the Agent pursuant to Section 2.17.

         "Letter of Credit" of a Person means a letter of credit or similar instrument which is issued upon the application of such Person or upon which such Person is an account party or for which such Person is in any way liable.

         "Leverage Ratio" means, as of any date of calculation, the ratio of (i) Consolidated Funded Indebtedness outstanding on such date to (ii) Consolidated EBITDA for the Borrower's then most-recently ended four fiscal quarters.

         "Lien" means any lien (statutory or other), mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, the interest of a vendor or lessor under any conditional sale, Capitalized Lease or other title retention agreement).


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         "Loan" means, with respect to a Lender, any loan made by such Lender pursuant to Article II (or any conversion or continuation thereof). A "Loan" may be a Revolving Loan, a Term Loan, an Acquisition Loan or an Acquisition Term Loan.

         "Loan Documents" means this Agreement, any Notes issued pursuant to
Section 2.13, the Collateral Documents, the Guaranty, any guaranty agreement hereafter executed by a Subsidiary in connection herewith, and any other documents, agreements, instruments and writings executed by the Borrower or any Subsidiary in connection with this Agreement or the Facilities.

         "Material Adverse Effect" means a material adverse effect on (i) the business, Property, condition (financial or otherwise), results of operations, or prospects of the Borrower and its Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its obligations under the Loan Documents to which it is a party, or (iii) the validity or enforceability of any of the Loan Documents or the rights or remedies of the Agent or the Lenders thereunder.

         "Material Indebtedness" is defined in Section 7.5.

         "Moody's" means Moody's Investors Service, Inc.

         "Mortgage" means the Real Estate Mortgage, Security Agreement, Assignment of Rents, Financing Statement and Fixture Filing to be executed by the Borrower in favor of the Agent for the benefit of the Lenders, covering the Borrower's real property located in Broken Arrow, Oklahoma, as the same may be amended, modified or supplemented from time to time.

         "Multiemployer Plan" means a Plan maintained pursuant to a collective bargaining agreement or any other arrangement to which the Borrower or any member of the Controlled Group is a party to which more than one employer is obligated to make contributions.

         "Non-U.S. Lender" is defined in Section 3.5(iv).

         "Note" means any promissory note issued at the request of a Lender pursuant to Section 2.13 (whether a Revolving Note, a Term Note, an Acquisition Note or an Acquisition Term Note).

         "Notice of Assignment" is defined in Section 12.3.2.

         "Obligations" means all unpaid principal of and accrued and unpaid interest on the Loans, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations of the Borrower to the Lenders or to any Lender, the Agent or any indemnified party arising under the Loan Documents.

         "Off-Balance Sheet Liability" of a Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability under any Sale and Leaseback Transaction which is not a Capitalized Lease, (iii) any liability under any so-called "synthetic lease" transaction entered into by such Person, or (iv) any


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obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person, but excluding from this clause
(iv) Operating Leases.

         "Operating Lease" of a Person means any lease of Property (other than a Capitalized Lease) by such Person as lessee which has an original term (including any required renewals and any renewals effective at the option of the lessor) of one year or more.

         "Other Taxes" is defined in Section 3.5(ii).

         "Participants" is defined in Section 12.2.1.

         "Payment Date" means the last day of each calendar month.

         "PBGC" means the Pension Benefit Guaranty Corporation, or any successor thereto.

         "Person" means any natural person, corporation, firm, joint venture, partnership, limited liability company, association, enterprise, trust or other entity or organization, or any government or political subdivision or any agency, department or instrumentality thereof.

         "Plan" means an employee pension benefit plan which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code as to which the Borrower or any member of the Controlled Group may have any liability.

         "Pricing Schedule" means the Schedule attached hereto identified as such.

         "Property" of a Person means any and all property, whether real, personal, tangible, intangible, or mixed, of such Person, or other assets owned, leased or operated by such Person.

         "Pro Rata Share" means, with respect to any Lender at any time, the percentage obtained by dividing (A) the sum of (i) such Lender's Term Loan outstanding at such time, plus (ii) such Lender's Revolving Credit Commitment at such time, as adjusted from time to time in accordance with the provisions of this Agreement (or, in the event the Aggregate Revolving Credit Commitment has terminated, the sum of such Lender's Revolving Loans outstanding at such time), plus (iii) such Lender's Acquisition Loan Commitment at such time, as adjusted from time to time in accordance with the provisions of this Agreement (or, in the event the Aggregate Acquisition Loan Facility Commitment has terminated, the sum of such Lender's Acquisition Loans and Acquisition Term Loans outstanding at such time) by (B) the sum of (i) the aggregate amount of all Term Loans outstanding at such time, plus (ii) the Aggregate Revolving Credit Commitment at such time (or, in the event the Aggregate Revolving Credit Commitment has terminated, the total of all Revolving Loans outstanding at such time) plus
(iii) the Aggregate Acquisition Loan Commitment at such time (or, in the event the Aggregate Revolving Credit Commitment has terminated, the total of all Acquisition Loans and Acquisition Term Loans outstanding at such time).


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         "Purchasers" is defined in Section 12.3.1.

         "Rate Management Obligations" of a Person means any and all obligations of such Person, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (i) any and all Rate Management Transactions, and (ii) any and all cancellations, buy backs, reversals, terminations or assignments of any Rate Management Transactions.

         "Rate Management Transaction" means any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and any Lender or Affiliate thereof which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

         "Regulation D" means Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor or other regulation or official interpretation of said Board of Governors relating to the extension of credit by banks for the purpose of purchasing or carrying margin stocks applicable to member banks of the Federal Reserve System.

         "Rentals" of a Person means the aggregate fixed amounts payable by such Person under any Operating Lease.

         "Reportable Event" means a reportable event as defined in Section 4043 of ERISA and the regulations issued under such section, with respect to a Plan, excluding, however, such events as to which the PBGC has by regulation waived the requirement of Section 4043(a) of ERISA that it be notified within 30 days of the occurrence of such event, provided, however, that a failure to meet the minimum funding standard of Section 412 of the Code and of Section 302 of ERISA shall be a Reportable Event regardless of the issuance of any such waiver of the notice requirement in accordance with either Section 4043(a) of ERISA or Section 412(d) of the Code.

         "Reports" is defined in Section 9.5.

         "Required Lenders" means Lenders whose Pro Rata Shares, in the aggregate, are greater than 66.67%, except that, in the event there are not more than two (2) Lenders as of any relevant date, "Required Lenders" means all of the Lenders.

         "Reserve Requirement" means, with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D on Eurocurrency liabilities.

         "Revolving Credit Commitment" means, for each Lender, the obligation of such Lender to make Revolving Loans to the Borrower in an amount not exceeding the amount set forth opposite such Lender's name on the signature pages hereto directly underneath the caption "Revolving Loan Commitment" or as set forth in any Notice of Assignment relating to any assignment that has become effective pursuant to Section 12.3.2, as such amount may be modified from time to time pursuant to the terms hereof.

         "Revolving Credit Facility" means the revolving credit facility established by the Lenders pursuant to Section 2.1.1.

         "Revolving Credit Facility Termination Date" means November 30, 2002, or any earlier date on which the Aggregate Revolving Credit Commitment is reduced to zero or otherwise terminated pursuant to the terms hereof.

         "Revolving Loan" means, with respect to a Lender, any loan made by such Lender pursuant to Section 2.1.1 (or any continuation or conversion thereof).

         "Revolving Note" means a promissory note issued at the request of a Lender pursuant to Section 2.13, substantially in the form of Exhibit "E-1".

         "S&P" means Standard and Poor's Ratings Services, a division of The McGraw Hill Companies, Inc.

         "SEC" means the Securities and Exchange Commission of the United States of America, or any successor agency to its functions.

         "Sale and Leaseback Transaction" means any sale or other transfer of Property by any Person with the intent to lease such Property as lessee.

         "Schedule" refers to a specific schedule to this Agreement, unless another document is specifically referenced.

         "Section" means a numbered section of this Agreement, unless another document is specifically referenced.

         "Secured Obligations" means, collectively, (i) the Obligations and (ii) all Rate Management Obligations owing to one or more Lenders.

         "Security Agreement" means the Pledge and Security Agreement to be executed by the Borrower, UST and each Subsidiary hereafter formed or acquired by the Borrower in favor of the Agent for the benefit of the Lenders, as the same may be amended, modified or supplemented from time to time.

         "Single Employer Plan" means a Plan maintained by the Borrower or any member of the Controlled Group for employees of the Borrower or any member of the Controlled Group.

         "Subsidiary" of a Person means (i) any corporation more than 50% of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or
(ii) any partnership, limited liability company, association, joint venture or similar business organization more than 50% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled. Unless otherwise expressly provided, all references herein to a "Subsidiary" shall mean a Subsidiary of the Borrower.

         "Substantial Portion" means, with respect to the Property of the Borrower and its Subsidiaries, Property which (i) represents more than 10% of the consolidated assets of the Borrower and its Subsidiaries as would be shown in the consolidated financial statements of the Borrower and its Subsidiaries as at the beginning of the twelve-month period ending with the month in which such determination is made, or (ii) is responsible for more than 10% of the consolidated net sales or of the consolidated net income of the Borrower and its Subsidiaries as reflected in the financial statements referred to in clause (i) above.

         "Target" is defined in Section 6.12.2.

         "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings, and any and all liabilities with respect to the foregoing, but excluding Excluded Taxes and Other Taxes.

         "Term Loan" means, with respect to a Lender, the loan made by such Lender pursuant to Section 2.1.2 (and any conversion or continuation thereof).

         "Term Loan Commitment" means, for each Lender, the amount set forth opposite such Lender's name in the signature pages hereto directly underneath the caption "Term Loan Commitment."

         "Term Loan Facility" means the term loan facility established by the Lenders pursuant to Section 2.1.2.

         "Term Note" means a promissory note issued at the request of a Lender pursuant to Section 2.13, substantially in the form of Exhibit "E-2".

         "Transferee" is defined in Section 12.4.

         "Type" means, with respect to any Advance, its nature as a Floating Rate Advance or a Eurodollar Advance.

         "UST" means U. S. Technologies Systems, Inc., a Missouri corporation.

         "UST Acquisition" means the Acquisition contemplated by the UST Acquisition Agreements.

         "UST Acquisition Agreements" means, collectively, (i) that certain Stock Purchase Agreement dated August 1, 1999, between the Borrower, as purchaser, and Mark A. Martin, individually, and Mark A. Martin, Trustee Under Living Trust of Mark A. Martin dated April 4, 1994, as seller, and (ii) that certain Stock Purchase Agreement dated August 1, 1999, between the Borrower, as purchaser, and Lawrence J. Hopp, individually, and Lawrence J. Hopp, Trustee Under Living Trust of Lawrence J. Hopp dated October 13, 1994, as seller.

         "Unfunded Liabilities" means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Single Employer Plans exceeds the fair market value of all such Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plans using PBGC actuarial assumptions for single employer plan terminations.

         "Unmatured Default" means an event which but for the lapse of time or the giving of notice, or both, would constitute a Default.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.

         "Year 2000 Issues" means anticipated costs, problems and uncertainties associated with the inability of certain computer applications to effectively handle data including dates on and after January 1, 2000, as such inability affects the business, operations and financial condition of the Borrower and its Subsidiaries and of the Borrower's and its Subsidiaries' material customers, suppliers and vendors.

         "Year 2000 Program" is defined in Section 5.19.

         1.2. Plural Terms. The definitions set forth in Section 1.2 shall be equally applicable to both the singular and plural forms of the defined terms.

         1.3. References to Subsidiaries. Reference in this Agreement to Subsidiaries of the Borrower shall be applicable only during such periods of time that the Borrower (with the consent of the Required Lenders) has one or more Subsidiaries.

         1.4. Accounting. Except as provided to the contrary herein, all accounting terms used herein shall be interpreted and all accounting determinations hereunder shall be made in accordance with GAAP. References herein to the "consolidated" financial statements of the Borrower and to accounting or financial determinations which are to be made hereunder on a "consolidated" basis shall apply only during such periods of time that the Borrower (with the consent of the Required Lenders) has one or more consolidated Subsidiaries.

         1.5. Headings. Section headings in the Loan Documents are for convenience of reference only, and shall not govern the interpretation of any of the provisions of the Loan Documents.


                                   ARTICLE II
                                   THE CREDITS

         2.1. The Credit Facilities.

                  2.1.1. Revolving Credit Facility. From and including the Closing Date and prior to the Revolving Credit Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make revolving loans to the Borrower from time to time (each individually a "Revolving Loan" and, collectively, the "Revolving Loans") in amounts not to exceed in the aggregate at any one time outstanding the amount of its Revolving Credit Commitment. Each Advance under the Revolving Credit Facility shall consist of Revolving Loans made by the Lenders ratably in proportion to each Lender's Pro Rata Share of the Aggregate Revolving Credit Commitment, and at no time shall the aggregate principal amount of all Revolving Loans outstanding hereunder exceed the Aggregate Revolving Credit Commitment. No Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Revolving Loan hereunder nor shall the Revolving Credit Commitment of any Lender be increased or decreased as a result of any such failure. Subject to the terms of this Agreement, the Borrower may borrow, repay and reborrow Revolving Loans at any time prior to the Revolving Credit Facility Termination Date. The Revolving Credit Commitments of the Lenders shall expire on the Revolving Credit Facility Termination Date.

                  2.1.2. Term Loan Facility. On the Closing Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make a term loan to the Borrowers in an amount equal to the amount of its Term Loan Commitment (each individually a "Term Loan" and collectively, the "Term Loans"). No Lender shall be responsible for any failure by any other Lender to perform its obligation to make any Term Loan hereunder nor shall the Term Loan Commitment of any Lender be increased or decreased as a result of such failure. No portion of any Term Loan shall be reborrowed once it is repaid.

                  2.1.3. Acquisition Loan Facility. After the Closing Date and prior to the Acquisition Loan Facility Termination Date, each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make acquisition loans to the Borrower from time to time (each individually an "Acquisition Loan" and, collectively, the "Acquisition Loans") in amounts not to exceed in the aggregate the amount of its Acquisition Loan Commitment. Each Advance under the Acquisition Loan Facility shall consist of Acquisition Loans made by the Lenders ratably in proportion to each Lender's Pro Rata Share of the Aggregate Acquisition Loan Commitment, and at no time shall the aggregate principal amount of all Acquisition Loans at any time made hereunder exceed the Aggregate Acquisition Loan Commitment. No Lender shall be responsible for any failure by any other Lender to perform its obligation to make an Acquisition Loan hereunder nor shall the Acquisition Loan Commitment of any Lender be increased or decreased as a result of any such failure. No portion of any Acquisition Loan may be reborrowed once it is repaid. The Acquisition Loan Commitments of the Lenders shall expire on the Acquisition Loan Facility Termination Date.

                  2.1.4. Conversion of Acquisition Loans. On each Acquisition Loan Facility Conversion Date and on the Acquisition Loan Facility Termination Date, the Acquisition Loan Facility Conversion Balance then outstanding shall be converted into Acquisition Term Loans of the Lenders, with the Acquisition Term Loan of each Lender being in an amount equal to such Lender's Pro Rata Share of the Acquisition Loan Facility Conversion Balance.

         2.2. Purpose; Use of Proceeds.

                  2.2.1 Revolving Credit Facility. Proceeds of each Advance made under the Revolving Credit Facility shall be used by the Borrower for general corporate working capital purposes and to finance Capital Expenditures.

                  2.2.2. Term Loan Facility. Proceeds of the Advance made on the Closing Date under the Term Loan Facility shall be used by the Borrower to finance the consideration payable by it under the terms of the UST Acquisition Agreements.

                  2.2.3. Acquisition Loan Facility. Proceeds of each Advance made under the Acquisition Loan Facility shall be used by the Borrower to finance an Acquisition which is permitted to be made without the consent of the Required Lenders under the provisions of Section 6.12.2(ii) or which has been approved by the Required Lenders in accordance with the provisions of Section 6.12.2(iii).

         2.3. Required Principal Payments; Termination.

                  2.3.1. Revolving Credit Facility. Any outstanding Revolving Loans and all other unpaid Obligations arising under or relating to the Revolving Credit Facility shall be due and payable in full on the Revolving Credit Facility Termination Date.

                  2.3.2. Term Loan Facility. The Term Loans shall be payable as to principal in sixty (60) consecutive monthly payments, which shall be due on each Payment Date commencing December 31, 1999, and continuing on the last day of each calendar month thereafter, with each installment (except the final installment due at maturity) to be in the aggregate principal amount of $383,333.33 and with the final installment due at maturity to be equal to the then outstanding principal balance of the Term Loans and all other unpaid Obligations arising under or relating to the Term Loan Facility.

                  2.3.3. Acquisition Loan Facility. The Acquisition Term Loans made on either of the Acquisition Loan Facility Conversion Dates shall be payable as to principal in sixty (60) consecutive monthly payments, which shall be due on each Payment Date commencing on the first Payment Date occurring after the applicable Acquisition Loan Facility Conversion Date and continuing on the last day of each calendar month thereafter, with each installment to be in the aggregate principal amount equal to one-sixtieth (1/60th) of the applicable Acquisition Loan Facility Conversion Balance. The Acquisition Term Loans made on the Acquisition Loan Facility Termination Date shall be payable as to principal in forty-eight (48) consecutive monthly payments, which shall be due on each Payment Date commencing on the first Payment Date occurring after the Acquisition Loan Facility Termination Date and continuing on the last day of each calendar month thereafter, with each installment to be in the aggregate principal amount equal to one forty-eighth (1/48th) of the applicable Acquisition Loan Facility Conversion Balance.

                  2.3.4. Mandatory Prepayments. Within three (3) Business Days after receipt thereof, the Borrower shall make a mandatory prepayment on the Loans in an amount equal to the net proceeds received by the Borrower from (i) the sale of a Substantial Portion of its Properties, (ii) the creation or incurrence of additional Indebtedness (other than Loans and additional Indebtedness permitted under Section 6.11), or (iii) the sale or issuance of any equity securities (but in the case of any sale or issuance of equity securities, prepayment shall be required only to the extent that the net proceeds thereof are less than or equal to the aggregate principal amount of all outstanding Term Loans, Acquisition Loans and Acquisition Term Loans). Any mandatory prepayment made pursuant to clause (i) or (ii) preceding shall be applied as follows (to the extent of available proceeds): first, to the principal installments payable under Section 2.3.2 with respect to the Term Loans in the inverse order of maturity; then, to the principal installments payable under Section 2.3.3 with respect to the Acquisition Term Loans in the inverse order of maturity; then, to any outstanding Acquisition Loans; and finally, to any outstanding Revolving Loans. Any mandatory prepayment made pursuant to clause (iii) preceding shall be applied as follows (to the extent of available proceeds): first, to the principal installments payable under Section 2.3.2 with respect to the Term Loans in the inverse order of maturity; then, to the principal installments payable under Section 2.3.3 with respect to the Acquisition Term Loans in the inverse order of maturity; and finally, to any outstanding Acquisition Loans. To the extent any mandatory prepayment is applied to the outstanding Revolving Loans, the Aggregate Revolving Credit Commitment shall be permanently reduced by a like amount. Nothing contained in this Section 2.3.4 shall nullify the requirements, as set forth in Section 6.11 and 6.13, respectively, for consent of the Required Lenders to any sale by the Borrower of a Substantial Portion of its Properties or the creation or incurrence of additional Indebtedness.

         2.4. Types of Advances. The Advances under the Revolving Credit Facility, the Term Loan Facility and the Acquisition Loan Facility may be Floating Rate Advances or Eurodollar Advances, or a combination thereof, selected by the Borrowers in accordance with Sections 2.8 and 2.9. Not more than three (3) Eurodollar Advances may be outstanding at any time under any Facility.

         2.5. Commitment Fee; Reductions in Aggregate Commitments. The Borrower agrees to pay to the Agent for the account of each Lender a commitment fee at a per annum rate equal to the Applicable Fee Rate on the daily unused portion of such Lender's Revolving Credit Commitment and Acquisition Loan Commitment from the date hereof to and including the Revolving Credit Facility Termination Date, payable on each Payment Date hereafter and on the Revolving Credit Facility Termination Date. The Borrower may permanently reduce the Aggregate Revolving Credit Commitment or the Aggregate Acquisition Loan Commitment, in whole or in part ratably among the Lenders, in integral multiples of $2,000,000, upon at least three Business Days' written notice to the Agent, which notice shall specify the amount of any such reduction, provided, however, that the amount of the Aggregate Revolving Credit Commitment and/or the Aggregate Acquisition Loan Commitment may not be reduced below the aggregate principal amount of the Advances outstanding under the Revolving Credit Facility or the Acquisition Loan Facility, as applicable. All accrued commitment fees shall be payable on the effective date of any termination of the obligations of the Lenders to make Loans hereunder.

         2.6. Minimum Amount of Each Advance. Each Eurodollar Advance shall be in the minimum amount of $500,000 (and in multiples of $250,000 if in excess thereof), and each Floating Rate Advance shall be in the minimum amount of $250,000 (and in multiples of $100,000 if in excess thereof), provided, however, that any Floating Rate Advance under the Revolving Credit Facility or the Acquisition Loan Facility may be in the amount of the unused Aggregate Revolving Credit Commitment or unused Aggregate Acquisition Loan Commitment, as the case may be.

         2.7. Optional Principal Payments. The Borrower may from time to time pay, without penalty or premium, all outstanding Floating Rate Advances, or, in a minimum aggregate amount of $250,000 or any integral multiple of $100,000 in excess thereof, any portion of the outstanding Floating Rate Advances upon one Business Days' prior notice to the Agent. The Borrower may pay, without premium or penalty, any Eurodollar Advance at the end of the applicable Interest Period, but no Eurodollar Advance may be pre-paid prior to the end of the applicable Interest Period. Principal prepayments made on the Term Loans or the Acquisition Term Loans shall be applied to the principal installments payable under Section
2.3.2 or 2.3.3, as applicable, in the inverse order of maturity.

         2.8. Method of Selecting Types and Interest Periods for New Advances. The Borrower shall select the Type of Advance and, in the case of each Eurodollar Advance, the Interest Period applicable thereto from time to time. The Borrower shall give the Agent irrevocable notice (a "Borrowing Notice") not later than 10:00 a.m. (Tulsa time) at least one Business Day before the Borrowing Date of each Floating Rate Advance and three Business Days before the Borrowing Date for each Eurodollar Advance, specifying:

      (i) the Borrowing Date, which shall be a Business Day, of such Advance,

     (ii)     the aggregate amount of such Advance,

    (iii)     the Type of Advance selected, and

     (iv) in the case of each Eurodollar Advance, the Interest Period applicable thereto.

Not later than noon (Tulsa time) on each Borrowing Date, each Lender shall make available its Loan or Loans in funds immediately available in Tulsa to the Agent at its address specified pursuant to Article XIII. The Agent will make the funds so received from the Lenders available to the Borrower at the Agent's aforesaid address.

         2.9. Conversion and Continuation of Outstanding Advances. Floating Rate Advances shall continue as Floating Rate Advances unless and until such Floating Rate Advances are converted into Eurodollar Advances pursuant to this Section
2.9 or are repaid in accordance with Section 2.3 or 2.7. Each Eurodollar Advance shall continue as a Eurodollar Advance until the end of the then applicable Interest Period therefor, at which time such Eurodollar Advance shall be automatically converted into a Floating Rate Advance unless the Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurodollar Advance continue as a Eurodollar Advance for the same or another Interest Period or unless such Eurodollar Advance is repaid in accordance with Section 2.3. Subject to the terms of Section 2.6, the Borrower may elect from time to time to convert all or any part of a Floating Rate Advance into a Eurodollar Advance. The Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion of a Floating Rate Advance into a Eurodollar Advance or continuation of a Eurodollar Advance not later than 10:00 a.m. (Tulsa time) at least three Business Days prior to the date of the requested conversion or continuation, specifying:

      (i) the requested date, which shall be a Business Day, of such conversion or continuation,

     (ii) the aggregate amount and Type of the Advance which is to be converted or continued, and

    (iii) the amount of such Advance which is to be converted into or continued as a Eurodollar Advance and the duration of the Interest Period applicable thereto.

         2.10. Interest; Changes in Interest Rate. Each Floating Rate Advance shall bear interest on the outstanding principal amount thereof, for each day from and including the date such Advance is made or is automatically converted from a Eurodollar Advance into a Floating Rate Advance pursuant to Section 2.9, to but excluding the date it is paid or is converted into a Eurodollar Advance pursuant to Section 2.9 hereof, at a rate per annum equal to the Floating Rate for such day. Changes in the rate of interest on that portion of any Advance maintained as a Floating Rate Advance will take effect simultaneously with each change in the Alternate Base

Rate. Each Eurodollar Advance shall bear interest on the outstanding principal amount thereof from and including the first day of the Interest Period applicable thereto to (but not including) the last day of such Interest Period at the interest rate determined by the Agent as applicable to such Eurodollar Advance based upon the Borrower's selections under Sections 2.8 and 2.9 and otherwise in accordance with the terms hereof. No Interest Period with respect to any Advance under any Facility may end after the maturity or termination of such Facility. The Borrower shall select Interest Periods so that it is not necessary to repay any portion of a Eurodollar Advance prior to the last day of the applicable Interest Period in order to make a payment (including a mandatory prepayment) required pursuant to Section 2.3.

         2.11. Rates Applicable After Default. Notwithstanding anything to the contrary contained in Section 2.8 or 2.9, during the continuance of a Default or Unmatured Default the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that no Advance may be made as, converted into or continued as a Eurodollar Advance. During the continuation of a Default, the Required Lenders may, at their option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 8.2 requiring unanimous consent of the Lenders to changes in interest rates), declare that (i) each Eurodollar Advance shall bear interest for the remainder of the applicable Interest Period at the rate otherwise applicable to such Interest Period plus 2% per annum and (ii) each Floating Rate Advance shall bear interest at a rate per annum equal to the Floating Rate in effect from time to time plus 2% per annum, provided that, during the continuance of a Default under Section 7.6 or 7.7, the interest rates set forth in clauses (i) and (ii) above shall be applicable to all Advances without any election or action on the part of the Agent or any Lender.

         2.12. Method of Payment. All payments of the Obligations hereunder shall be made, without setoff, deduction, or counterclaim, in immediately available funds to the Agent at the Agent's address specified pursuant to
Article XIII, or at any other Lending Installation of the Agent specified in writing by the Agent to the Borrower, by noon (local time) on the date when due and shall be applied ratably by the Agent among the Lenders. Each payment delivered to the Agent for the account of any Lender shall be delivered promptly by the Agent to such Lender in the same type of funds that the Agent received at its address specified pursuant to Article XIII or at any Lending Installation specified in a notice received by the Agent from such Lender. The Agent is hereby authorized to charge the account of the Borrower maintained with Bank One for each payment of principal, interest and fees as it becomes due hereunder.

         2.13. Noteless Agreement; Evidence of Indebtedness.

                  (i) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (ii) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the Type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (c) the amount of any sum received by the Agent hereunder from the Borrower and each Lender's share thereof.

                  (iii) The entries maintained in the accounts maintained pursuant to paragraphs (i) and (ii) shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of the Agent or any Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Obligations in accordance with their terms.

                  (iv) Any Lender may request that its Loans be evidenced by one or more promissory notes (each, a "Note"). In such event, the Borrower shall prepare, execute and deliver to such Lender one or more Notes payable to the order of such Lender in a form supplied by the Agent. Thereafter, the Loans evidenced by such Notes and interest thereon shall at all times (including after any assignment pursuant to Section 12.3) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to
Section 12.3, except to the extent that any such Lender or assignee subsequently returns any such Notes for cancellation and requests that such Loans once again be evidenced as described in paragraphs (i) and (ii) above.

         2.14. Telephonic Notices. The Borrower hereby authorizes the Lenders and the Agent to extend, convert or continue Advances, effect selections of Types of Advances and to transfer funds based on telephonic notices made by any person or persons the Agent or any Lender in good faith believes to be acting on behalf of the Borrower, it being understood that the foregoing authorization is specifically intended to allow Borrowing Notices and Conversion/Continuation Notices to be given telephonically. The Borrower agrees to deliver promptly to the Agent a written confirmation, if such confirmation is requested by the Agent or any Lender, of each telephonic notice signed by an Authorized Officer. If the written confirmation differs in any material respect from the action taken by the Agent and the Lenders, the records of the Agent and the Lenders shall govern absent manifest error.

         2.15. Interest Payment Dates; Interest and Fee Basis. Interest accrued on each Floating Rate Advance shall be payable on each Payment Date, commencing with the first such date to occur after the date hereof and at maturity. Interest accrued on that portion of the outstanding principal amount of any Floating Rate Advance converted into a Eurodollar Advance on a day other than a Payment Date shall be payable on the date of conversion. Interest accrued on each Eurodollar Advance shall be payable on the last day of its applicable Interest Period, on any date on which the Eurodollar Advance is prepaid, whether by mandatory prepayment, upon acceleration or otherwise, and at maturity. Interest accrued on each Eurodollar Advance having an Interest Period longer than three months shall also be payable on the last day of each three-month interval during such Interest Period. Interest and commitment fees shall be calculated for actual days elapsed on the basis of a 360-day year. Interest shall be payable for the day an Advance is made but not for the day of any payment on the amount paid if payment is received prior to noon (local time) at the place of payment. If any payment of principal of or interest on an Advance shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day and, in the case of a principal payment, such extension of time shall be included in computing interest in connection with such payment.

         2.16. Notification of Advances, Interest Rates, Prepayments and Commitment Reductions. Promptly after receipt thereof, the Agent will notify each Lender of the contents of each reduction notice with respect to the Aggregate Revolving Credit Commitment or Aggregate Acquisition Loan Commitment, Borrowing Notice, Conversion/Continuation Notice and repayment notice received by it hereunder. The Agent will notify each Lender of the interest rate applicable to each Eurodollar Advance promptly upon determination of such interest rate and will give each Lender prompt notice of each change in the Alternate Base Rate.

         2.17. Lending Installations. Each Lender may book its Loans at any Lending Installation selected by such Lender and may change its Lending Installation from time to time. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Lender for the benefit of any such Lending Installation. Each Lender may, by written notice to the Agent and the Borrower in accordance with Article XIII, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made.

         2.18. Non-Receipt of Funds by the Agent. Unless the Borrower or a Lender, as the case may be, notifies the Agent prior to the date on which it is scheduled to make payment to the Agent of (i) in the case of a Lender, the proceeds of a Loan or (ii) in the case of the Borrower, a payment of principal, interest or fees to the Agent for the account of the Lenders, that it does not intend to make such payment, the Agent may assume that such payment has been made. The Agent may, but shall not be obligated to, make the amount of such payment available to the intended recipient in reliance upon such assumption. If such Lender or the Borrower, as the case may be, has not in fact made such payment to the Agent, the recipient of such payment shall, on demand by the Agent, repay to the Agent the amount so made available together with interest thereon in respect of each day during the period commencing on the date such amount was so made available by the Agent until the date the Agent recovers such amount at a rate per annum equal to (x) in the case of payment by a Lender, the Federal Funds Effective Rate for such day for the first three days and, thereafter, the interest rate applicable to the relevant Loan or (y) in the case of payment by the Borrower, the interest rate applicable to the relevant Loan.

         2.19. Replacement of Lender. If the Borrower is required pursuant to
Section 3.1, 3.2 or 3.5 to make any additional payment to any Lender or if any Lender's obligation to make or continue, or to convert Floating Rate Advances into, Eurodollar Advances shall be suspended pursuant to Section 3.3 (any Lender so affected, an "Affected Lender"), the Borrower may elect, if such amounts continue to be charged or such suspension is still effective, to replace such Affected Lender as a Lender party to this Agreement, provided that no Default or Unmatured Default shall have occurred and be continuing at the time of such replacement, and provided further that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Agent shall agree, as of such date, to purchase for cash the Advances and other Obligations due to the Affected Lender pursuant to an assignment substantially in the form of Exhibit C and to become a Lender for all purposes under this Agreement and to assume all obligations of the Affected Lender to be terminated as of such date and to comply with the requirements of Section 12.3 applicable to assignments, and (ii) the Borrower shall pay to such Affected Lender in same day funds on the day of such replacement (A) all interest, fees and other amounts then accrued but unpaid to such Affected Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Affected Lender under Sections 3.1, 3.2 and 3.5, and (B) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under
Section 3.4 had the Loans of such Affected Lender been prepaid on such date rather than sold to the replacement Lender.

         2.20 Collateral. To secure the Obligations, the Borrower shall grant and convey, and cause UST and each Subsidiary hereafter formed or acquired by the Borrower to grant and convey, to the Agent, and further, shall maintain and cause to be maintained in favor of the Agent at all times during the term of this Agreement and until the Obligations are paid and satisfied in full, valid and perfected first priority security interests and mortgage liens in all of the now existing and after-acquired tangible and intangible Property of the Borrower and each of its Subsidiaries, whether real, personal or mixed, subject only to Permitted Liens, including, without limitation, all accounts, inventory, equipment, fixtures (including trade fixtures), real estate, buildings and improvements, leaseholds, general intangibles, patents, trademarks, trade names, franchises, investment property (including all shares of capital stock or other equity securities of each of the Borrower's Subsidiaries) and deposit accounts of the Borrower and each of its Subsidiaries, and all proceeds of any thereof. In order to provide the Agent with such first priority perfected security interests and mortgage liens, the Borrower shall, from time to time, execute and deliver, or cause to be executed and delivered, such instruments, agreements, assignments, financing statements and other documents, and take or cause to be taken such actions as may be necessary in the opinion of the Agent and the Agent's counsel to provide such valid and perfected first priority security interests and mortgage liens, including, without limitation, the Collateral Documents.

         2.21 Guaranties. The Borrower shall further cause UST and each Subsidiary hereafter formed or acquired by the Borrower to guarantee to the Lenders and the Agent the prompt payment and performance of the Obligations and to maintain such guarantees in full force and effect at all times during the term of this Agreement and until the Obligations are paid and satisfied in full. In order to provide the Lenders and the Agent with such guarantees, the Borrower shall cause UST to execute and deliver the Guaranty and shall cause each Subsidiary hereafter formed or acquired by the Borrower to execute and deliver a guaranty in the same form and containing substantially the same terms as the Guaranty.

                                   ARTICLE III
                             YIELD PROTECTION; TAXES

         3.1. Yield Protection. If, on or after the date of this Agreement, the adoption of any law or any governmental or quasi-governmental rule, regulation, policy, guideline or directive (whether or not having the force of law), or any change in the interpretation or administration thereof by any governmental or quasi-governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender or applicable Lending Installation with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

      (i) subjects any Lender or any applicable Lending Installation to any Taxes, or changes the basis of taxation of payments (other than with respect to Excluded Taxes) to any Lender in respect of its Eurodollar Loans, or

     (ii) imposes or increases or deems applicable any reserve, assessment, insurance charge, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender or any applicable Lending Installation (other than reserves and assessments taken into account in determining the interest rate applicable to Eurodollar Advances), or

    (iii) imposes any other condition the result of which is to increase the cost to any Lender or any applicable Lending Installation of making, funding or maintaining its Eurodollar Loans or reduces any amount receivable by any Lender or any applicable Lending Installation in connection with its Eurodollar Loans, or requires any Lender or any applicable Lending Installation to make any payment calculated by reference to the amount of Eurodollar Loans held or interest received by it, by an amount deemed material by such Lender, and the result of any of the foregoing is to increase the cost to such Lender or applicable Lending Installation of making or maintaining its Eurodollar Loans or Commitment or to reduce the return received by such Lender or applicable Lending Installation in connection with such Eurodollar Loans or Commitment, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender such additional amount or amounts as will compensate such Lender for such increased cost or reduction in amount received.

         3.2. Changes in Capital Adequacy Regulations. If a Lender determines the amount of capital required or expected to be maintained by such Lender, any Lending Installation of such Lender or any corporation controlling such Lender is increased as a result of a Change, then, within 15 days of demand by such Lender, the Borrower shall pay such Lender the amount necessary to compensate for any shortfall in the rate of return on the portion of such increased capital which such Lender determines is attributable to this Agreement, its Loans or its Commitment to make Loans hereunder (after taking into account such Lender's policies as to capital adequacy). "Change" means (i) any change after the date of this Agreement in the Risk-Based Capital Guidelines or (ii) any adoption of or change in any other law, governmental or quasi-governmental rule, regulation, policy, guideline, interpretation, or directive (whether or not having the force of law) after the date of this Agreement which affects the amount of capital required or expected to be maintained by any Lender or any Lending Installation or any corporation controlling any Lender. "Risk-Based Capital Guidelines" means (i) the risk-based capital guidelines in effect in the United States on the date of this Agreement, including transition rules, and (ii) the corresponding capital regulations promulgated by regulatory authorities outside the United States implementing the July 1988 report of the Basle Committee on Banking Regulation and Supervisory Practices Entitled "International Convergence of Capital Measurements and Capital Standards," including transition rules, and any amendments to such regulations adopted prior to the date of this Agreement.

         3.3. Availability of Types of Advances. If any Lender determines that maintenance of its Eurodollar Loans at a suitable Lending Installation would violate any applicable law, rule, regulation, or directive, whether or not having the force of law, or if the Required Lenders determine that (i) deposits of a type and maturity appropriate to match fund Eurodollar Advances are not available or (ii) the interest rate applicable to Eurodollar Advances does not accurately reflect the cost of making or maintaining Eurodollar Advances, then the Agent shall suspend the availability of Eurodollar Advances and require any affected Eurodollar Advances to be converted to Floating Rate Advances.

         3.4. Funding Indemnification. If any payment of a Eurodollar Advance occurs on a date which is not the last day of the applicable Interest Period, whether because of acceleration, prepayment or otherwise, or a Eurodollar Advance is not made on the date specified by the Borrower for any reason other than default by the Lenders, the Borrower will indemnify each Lender for any loss or cost incurred by it resulting therefrom, including, without limitation, any loss or cost in liquidating or employing deposits acquired to fund or maintain such Eurodollar Advance.

         3.5. Taxes.

         (i) All payments by the Borrower to or for the account of any Lender or the Agent hereunder or under any Note shall be made free and clear of and without deduction for any and all Taxes. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to any Lender or the Agent, (a) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.5) such Lender or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (b) the Borrower shall make such deductions, (c) the Borrower shall pay the full amount deducted to the relevant authority in accordance with applicable law and (d) the Borrower shall furnish to the Agent the original copy of a receipt evidencing payment thereof within 30 days after such payment is made.

         (ii) In addition, the Borrower hereby agrees to pay any present or future stamp or documentary taxes and any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note ("Other Taxes").

         (iii) The Borrower hereby agrees to indemnify the Agent and each Lender for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed on amounts payable under this Section 3.5) paid by the Agent or such Lender and any liability (including penalties, interest and expenses, other than penalties, interest and expenses proximately arising from the gross negligence of the party seeking to be indemnified) arising therefrom or with respect thereto. Payments due under this indemnification shall be made within 30 days of the date the Agent or such Lender makes demand therefor pursuant to Section 3.6.

         (iv) Each Lender that is not incorporated under the laws of the United States of America or a state thereof (each a "Non-U.S. Lender") agrees that it will, not less than ten Business Days after the date of this Agreement, (i) deliver to each of the Borrower and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224, certifying in either case that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, and
(ii) deliver to each of the Borrower and the Agent a United States Internal Revenue Form W-8 or W-9, as the case may be, and certify that it is entitled to an exemption from United States backup withholding tax. Each Non-U.S. Lender further undertakes to deliver to each of the Borrower and the Agent (x) renewals or additional copies of such form (or any successor form) on or before the date that such form expires or becomes obsolete, and (y) after the occurrence of any event requiring a change in the most recent forms so delivered by it, such additional forms or amendments thereto as may be reasonably requested by the Borrower or the Agent. All forms or amendments described in the preceding sentence shall certify that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Lender from duly completing and delivering any such form or amendment with respect to it and such Lender advises the Borrower and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (v) For any period during which a Non-U.S. Lender has failed to provide the Borrower with an appropriate form pursuant to clause (iv), above (unless such failure is due to a change in treaty, law or regulation, or any change in the interpretation or administration thereof by any governmental authority, occurring subsequent to the date on which a form originally was required to be provided), such Non-U.S. Lender shall not be entitled to indemnification under this Section 3.5 with respect to Taxes imposed by the United States; provided that, should a Non-U.S. Lender which is otherwise exempt from or subject to a reduced rate of withholding tax become subject to Taxes because of its failure to deliver a form required under clause (iv), above, the Borrower shall take such steps as such Non-U.S. Lender shall reasonably request to assist such Non-U.S. Lender to recover such Taxes.

         (vi) Any Lender that is entitled to an exemption from or reduction of withholding tax with respect to payments under this Agreement or any Note pursuant to the law of any relevant jurisdiction or any treaty shall deliver to the Borrower (with a copy to the Agent), at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

         (vii) If the U.S. Internal Revenue Service or any other governmental authority of the United States or any other country or any political subdivision thereof asserts a claim that the Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate form was not delivered or properly completed, because such Lender failed to notify the Agent of a change in circumstances which rendered its exemption from withholding ineffective, or for any other reason), such Lender shall indemnify the Agent fully for all amounts paid, directly or indirectly, by the Agent as tax, withholding therefor, or otherwise, including penalties and interest, and including taxes imposed by any jurisdiction on amounts payable to the Agent under this subsection, together with all costs and expenses related thereto (including attorneys fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent). The obligations of the Lenders under this Section 3.5(vii) shall survive the payment of the Obligations and termination of this Agreement.

         3.6. Lender Statements; Survival of Indemnity. To the extent reasonably possible, each Lender shall designate an alternate Lending Installation with respect to its Eurodollar Loans to reduce any liability of the Borrower to such Lender under Sections 3.1, 3.2 and 3.5 or to avoid the unavailability of Eurodollar Advances under Section 3.3, so long as such designation is not, in the judgment of such Lender, disadvantageous to such Lender. Each Lender shall deliver a written statement of such Lender to the Borrower (with a copy to the Agent) as to the amount due, if any, under Section 3.1, 3.2, 3.4 or 3.5. Such written statement shall set forth in reasonable detail the calculations upon which such Lender determined such amount and shall be final, conclusive and binding on the Borrower in the absence of manifest error. Determination of amounts payable under such Sections in connection with a Eurodollar Loan shall be calculated as though each Lender funded its Eurodollar Loan through the purchase of a deposit of the type and maturity corresponding to the deposit used as a reference in determining the Eurodollar Rate applicable to such Loan, whether in fact that is the case or not. Unless otherwise provided herein, the amount specified in the written statement of any Lender shall be payable on demand after receipt by the Borrower of such written statement. The obligations of the Borrower under Sections 3.1, 3.2, 3.4 and 3.5 shall survive payment of the Obligations and termination of this Agreement.


                                   ARTICLE IV
                              CONDITIONS PRECEDENT

         4.1. Conditions to Closing. The obligation of the Lenders to establish the Facilities, to make the initial Advance under the Revolving Credit Facility and to make the Term Loans under the Term Loan Facility is subject to the Borrower's satisfaction of the following conditions precedent at or as of the Closing Date:

                  4.1.1 Execution and Delivery of Loan Documents. The Borrower shall have executed and delivered to the Agent, and (as applicable) caused UST to execute and deliver to the Agent, the following Loan Documents in sufficient copies for the Agent and each of the Lenders:

         (i)      This Agreement.

         (ii) Any Notes requested by a Lender pursuant to Section 2.13 payable to the order of each such requesting Lender.

(iii) The Security Agreement, together with appropriate UCC-1 financing statements.

         (iv)     The Mortgage.

         (v)      The Guaranty.

                  4.1.2. Delivery of Documents. The Borrower shall have executed (where necessary) and delivered to the Agent sufficient copies for the Agent and the Lenders:

         (i) Copies of the articles or certificate of incorporation of each of the Borrower and UST, together with all amendments thereto, and a certificate of good standing for each of the Borrower and UST, each certified by the appropriate governmental officer in its jurisdiction of incorporation, and copies of a certificate of good standing issued by the appropriate governmental officer in each other jurisdiction in which the Borrower and/or UST has any offices or conducts any significant business operations.

         (ii) Copies of the bylaws of each of the Borrower and UST, each certified by its Secretary or Assistant Secretary.

         (iii) Copies of the resolutions or other actions of the Board of Directors or other governing body of each the Borrower and UST, authorizing the execution of the Loan Documents to which it is a party.

         (iv) An incumbency certificate, executed by the Secretary or Assistant Secretary of the Borrower, which shall identify by name and title and bear the signatures of the Authorized Officers and any other officers of the Borrower authorized to sign the Loan Documents to which the Borrower is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by the Borrower, and an incumbency certificate, executed by the Secretary or Assistant Secretary of UST, which shall identify by name and title and bear the signatures of the officers of the UST authorized to sign the Loan Documents to which UST is a party, upon which certificate the Agent and the Lenders shall be entitled to rely until informed of any change in writing by UST.

         (v) A certificate, signed by the chief financial officer of the Borrower, stating that, to the best of such officer's knowledge, after diligent inquiry, on or as of the Closing Date, (A) no Default or Unmatured Default has occurred and is continuing, (B) the representations and warranties continued in Article V of this Agreement are true and correct, (C) the Borrower has experienced no material adverse change in its financial condition since July 31, 1999 and (D) UST has experienced no material adverse change in its financial condition since August 31, 1999.

         (vi) A written opinion of the Borrower's counsel, addressed to the Agent and the Lenders, in substantially the form of Exhibit A-1, and a written opinion of UST's counsel, addressed to the Agent and the Lenders, in substantially the form of Exhibit A-2.

         (vii) Written money transfer instructions, in substantially the form of Exhibit D, addressed to the Agent and signed by an Authorized Officer, together with such other related money transfer authorizations as the Agent may have reasonably requested.

         (viii) Information satisfactory to the Agent and the Required Lenders regarding the Borrower's and UST's Year 2000 Program.

         (ix) Evidence of compliance with applicable federal regulations governing loans in areas having special flood hazards.

         (x)      The insurance certificate described in Section 5.21.

         (xi) A pro forma opening-day consolidated balance sheet of the Borrower and UST reflecting the UST Acquisition and the consolidating entries relating thereto.

         (xii) Such other documents as any Lender or its counsel may have reasonably requested.

                  4.1.3 UST Acquisition. The following conditions precedent shall have been satisfied with respect to the UST Acquisition:

         (i) The Borrower shall have delivered to the Agent fully executed copies of each of the UST Acquisition Agreements and all other Acquisition Documents relating to the UST Acquisition, and the terms and provisions of the same shall be satisfactory to the Lenders.

         (ii) The Lenders shall have completed a due diligence review of the financial condition, operations and prospects of the Borrower and UST (including a review of the due diligence conducted by the Borrower in connection with the UST Acquisition Agreements), and the results of such due diligence review shall be satisfactory to the Lenders.

         (iii) The closings of the transactions contemplated by each of the UST Acquisition Agreements shall have occurred simultaneously with the closing of this Agreement in accordance with the terms and provisions of the respective UST Acquisition Agreements.

         (iv) Each of the parties to the respective UST Acquisition Agreements and UST shall have satisfied or performed all obligations required under the terms of the UST Acquisition Agreements to be satisfied or performed at or prior to the closing thereof and all other conditions precedent to the closings of the UST Acquisition Agreements shall have been satisfied, and evidence of the foregoing shall have been delivered to the Agent with sufficient copies for the Lenders.

         (v) All legal matters incident to the UST Acquisition shall be satisfactory to the Lenders and their counsel.

                  4.1.4. Other Conditions. The Borrower shall have satisfied the following additional conditions precedent at or as of the Closing Date:

         (i) The Borrower shall have paid all fees set forth in the Fee Letter, to the extent such fees are dues and payable at or as of the Closing Date.

         (ii) There shall not have occurred any material adverse change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower or UST.

         4.2 Acquisition Loans. The Lenders shall not be required to make any Acquisition Loans under the Acquisition Loan Facility unless on or as of the applicable Borrowing Date:

         (i) Either (A) the proposed Acquisition shall be permitted without the consent of the Required Lenders under the provisions of
                  Section 6.12.2(ii), and the Borrower shall have delivered all documents required to be delivered under the terms of Section 6.12.2(ii), or (B) the proposed Acquisition, including the terms and conditions thereof, and all related Acquisition Documents shall have been approved by the Required Lenders in accordance with Section 6.12.2(iii).

         (ii) All conditions precedent to the closing of the proposed Acquisition (as set forth in the applicable Acquisition Documents and as otherwise required by applicable law) shall have been satisfied, including the procurement of all necessary approvals of governmental agencies and authorities, and the closing of the proposed Acquisition shall have occurred simultaneously in accordance with the provisions of such Acquisition Documents.

         (iii) The Borrower and, if applicable, the Target to be acquired pursuant to such Acquisition shall have executed and delivered, or caused to be executed and delivered, such agreements and documents and taken such other actions as may be necessary to comply with Section 6.25.

         (iv) All legal matters incident to the proposed Acquisition shall be satisfactory to the Lenders and their counsel.

         4.3. Each Advance. The Lenders shall not be required to make an Advance under any Facility unless on the applicable Borrowing Date:

         (i)      There exists no Default or Unmatured Default.

         (ii) The representations and warranties contained in Article V are true and correct as of such Borrowing Date except to the extent any such representation or warranty is stated to relate solely to an earlier date, in which case such representation or warranty shall have been true and correct on and as of such earlier date.

         (iii) All legal matters incident to the making of such Advance shall be satisfactory to the Lenders and their counsel.

         4.4 Effect of Borrowing Notice. Each Borrowing Notice with respect to each such Advance shall constitute a representation and warranty by the Borrower that the conditions contained in Sections 4.2(i) and (ii) have been satisfied. Any Lender may require a duly completed compliance certificate in substantially the form of Exhibit B as a condition to making an Advance.


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES

         The Borrower represents and warrants to the Lenders as follows (and, to the extent any of the representations and warranties on this Article V are given or deemed given at the Closing Date or at any date prior to the Closing Date, references to Subsidiaries of the Borrower shall be deemed to include a reference to UST):

         5.1. Existence and Standing. Each of the Borrower and its Subsidiaries is and will continue to be a corporation, partnership or limited liability company, duly and properly incorporated or organized, as the case may be, validly existing and (to the extent such concept applies to such entity) in good standing under the laws of its jurisdiction of incorporation or organization and has all requisite authority and is duly qualified or licensed to conduct its business in each jurisdiction in which it owns any Property or conducts any business (except where failure to be so qualified or licensed could not reasonably be expected to have a Material

Adverse Effect or result in the forfeiture of any Property). Neither the Borrower nor any of its Subsidiaries owns any Property or conducts business outside the United States of America.

         5.2. Authorization and Validity. Each of the Borrower and its Subsidiaries has the power and authority and legal right to execute and deliver the Loan Documents to which it is a party and to perform its obligations thereunder. The execution and delivery by each of the Borrower and its Subsidiaries of the Loan Documents to which it is a party and the performance of its obligations thereunder have been duly authorized by proper corporate proceedings, and the Loan Documents to which it is a party constitute its legal, valid and binding obligations, enforceable against it in accordance with their terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally.

         5.3. No Conflict; Government Consent. Neither the execution and delivery by the Borrower and its Subsidiaries of the Loan Documents to which each is a party, nor the consummation of the transactions therein contemplated, nor compliance with the provisions thereof will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on the Borrower or any of its Subsidiaries or (ii) the Borrower's or any Subsidiary's articles or certificate of incorporation, partnership agreement, certificate of partnership, articles or certificate of organization, by-laws, or operating or other management agreement, as the case may be, or (iii) the provisions of any indenture, instrument or agreement to which the Borrower or any of its Subsidiaries is a party or is subject, or by which it, or its Property, is bound, or conflict with or constitute a default thereunder, or result in, or require, the creation or imposition of any Lien in, of or on the Property of the Borrower or a Subsidiary pursuant to the terms of any such indenture, instrument or agreement. No order, consent, adjudication, approval, license, authorization, or validation of, or filing, recording or registration with, or exemption by, or other action in respect of any governmental or public body or authority, or any subdivision thereof, which has not been obtained by the Borrower or any of its Subsidiaries, is required to be obtained by the Borrower or any of its Subsidiaries in connection with the execution and delivery of the Loan Documents, the borrowings under this Agreement, the payment and performance by the Borrower of the Obligations or the legality, validity, binding effect or enforceability of any of the Loan Documents.

         5.4. Financial Statements.

         (i) The audited financial statements of the Borrower for the fiscal year ended October 31, 1998, and the unaudited interim financial statements of the Borrower for the nine months ended July 31, 1999, copies of which have heretofore been delivered to the Lenders, were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the financial position of the Borrower at such date and the results of operations for the periods then ended.

         (ii) The audited financial statements of UST for the fiscal year ended December 31, 1998, and the unaudited interim financial statements of UST for the nine months ended September 30, 1999, copies of which have heretofore been delivered to the Lenders, were prepared in accordance with GAAP in effect on the date such statements were prepared and fairly present the financial position of UST at such date and the results of operations for the periods then ended.

         5.5. Material Adverse Change. Since the respective dates of the financial statements referred to in Section 5.4, there has been no adverse change in the business, Property, prospects, condition (financial or otherwise) or results of operations of the Borrower and its Subsidiaries which could reasonably be expected to have a Material Adverse Effect.

         5.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns and all other tax returns which are required to be filed and have paid all taxes due pursuant to said returns or pursuant to any assessment received by the Borrower or any of its Subsidiaries, except for (i) such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided in accordance with GAAP and as to which no Lien exists, and (ii) such taxes, if any, which may be owing by UST as a result of certain matters which have been disclosed in a letter of even date addressed to the Lenders. As of the date of this Agreement, the United States income tax returns of the Borrower have been audited by the Internal Revenue Service through the fiscal year ended October 31, 1996. No tax liens have been filed and no claims are being asserted with respect to any such taxes. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of any taxes or other governmental charges are adequate.

         5.7. Litigation and Contingent Obligations. There is no litigation, arbitration, governmental investigation, proceeding or inquiry pending or, to the knowledge of any of their officers, threatened against or affecting the Borrower or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect or which seeks to prevent, enjoin or delay the making of any Loans. Other than any liability incident to any litigation, arbitration or proceeding which could not reasonably be expected to have a Material Adverse Effect, the Borrower has no material contingent obligations not provided for or disclosed in the financial statements referred to in Section 5.4.

         5.8. Subsidiaries. Schedule 1 contains an accurate list of all Subsidiaries of the Borrower as of the date of this Agreement and as of the Closing Date, setting forth their respective jurisdictions of organization and the percentage of their respective capital stock or other ownership interests owned by the Borrower or other Subsidiaries. All of the issued and outstanding shares of capital stock or other ownership interests of such Subsidiaries have been (to the extent such concepts are relevant with respect to such ownership interests) duly authorized and issued and are fully paid and non-assessable.

         5.9. ERISA. No Single Employer Plan has any Unfunded Liabilities. Each Plan complies in all material respects with all applicable requirements of law and regulations, no Reportable Event has occurred with respect to any Plan, neither the Borrower nor any other member of the Controlled Group has withdrawn from any Plan or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan.

         5.10. Accuracy of Information. No information, exhibit or report furnished by the Borrower or any of its Subsidiaries to the Agent or to any Lender in connection with the negotiation of, or compliance with, the Loan Documents contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statements contained therein not misleading.

         5.11. Regulation U. Margin stock (as defined in Regulation U) constitutes less than 25% of the value of those assets of the Borrower and its Subsidiaries which are subject to any limitation on sale, pledge, or other restriction hereunder.

         5.12. Material Agreements. Neither the Borrower nor any Subsidiary is a party to any agreement or instrument or subject to any charter or other corporate restriction which could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in (i) any agreement to which it is a party, which default could reasonably be expected to have a Material Adverse Effect or (ii) any agreement or instrument evidencing or governing Indebtedness.

         5.13. Compliance With Laws. The Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property.

         5.14. Ownership of Properties. Except as set forth on Schedule 2, on the date of this Agreement, the Borrower and its Subsidiaries will have good title, free of all Liens other than those permitted by Section 6.15, to all of the Property and assets reflected in the Borrower's most recent consolidated financial statements provided to the Agent as owned by the Borrower and its Subsidiaries.

         5.15. Plan Assets; Prohibited Transactions. The Borrower is not an entity deemed to hold "plan assets" within the meaning of 29 C.F.R. ss. 2510.3-101 of an employee benefit plan (as defined in Section 3(3) of ERISA) which is subject to Title I of ERISA or any plan (within the meaning of Section 4975 of the Code), and neither the execution of this Agreement nor the making of Loans hereunder gives rise to a prohibited transaction within the meaning of
Section 406 of ERISA or Section 4975 of the Code.

         5.16. Environmental Matters. In the ordinary course of its business, the officers of the Borrower consider the effect of Environmental Laws on the business of the Borrower and its Subsidiaries, in the course of which they identify and evaluate potential risks and liabilities accruing to the Borrower due to Environmental Laws. On the basis of this consideration, the Borrower has concluded that Environmental Laws cannot reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary has received any notice to the effect that its operations are not in material compliance with any of the requirements of applicable Environmental Laws or are the subject of any federal or state investigation evaluating whether any remedial action is needed to respond to a release of any toxic or hazardous waste or substance into the environment, which non-compliance or remedial action could reasonably be expected to have a Material Adverse Effect.

         5.17. Investment Company Act. Neither the Borrower nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

         5.18. Public Utility Holding Company Act. Neither the Borrower nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         5.19. Year 2000. The Borrower has made a full and complete assessment of the Year 2000 Issues and has a realistic and achievable program for remediating the Year 2000 Issues on a timely basis (the "Year 2000 Program"). Based on such assessment and on the Year 2000 Program, the Borrower does not reasonably anticipate that Year 2000 Issues will have a Material Adverse Effect.

         5.20. Post-Retirement Benefits. Neither the Borrower nor any Subsidiary provides or is obligated to provide any post-retirement medical and insurance benefits to its employees or former employees.

         5.21. Insurance. The certificate signed by the President or chief financial officer of the Borrower, that attests to the existence and adequacy of, and summarizes, the property and casualty insurance program carried by the Borrower with respect to itself and its Subsidiaries and that has been furnished by the Borrower to the Agent and the Lenders, is complete and accurate. This summary includes the insurer's or insurers' name(s), policy number(s), expiration date(s), amount(s) of coverage, type(s) of coverage, exclusion(s), and deductibles. This summary also includes similar information, and describes any reserves, relating to any self-insurance program that is in effect.

         5.22. Solvency.

         (i) Immediately after the consummation of the transactions to occur on the Closing Date and immediately following the making of each Loan to be made on the Closing Date or at any time thereafter, and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of the Borrower and its Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, subordinated, contingent or otherwise, of the Borrower and its Subsidiaries on a consolidated basis; (b) the present fair saleable value of the Properties of the Borrower and its Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Subsidiaries on a consolidated basis on their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) the Borrower and its Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Borrower and its Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the Closing Date.

         (ii) The Borrower does not intend to, or to permit any of its Subsidiaries to, and does not believe that it or any of its Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing of and amounts of cash to be received by it or any such Subsidiary and the timing of the amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Subsidiary.


                                   ARTICLE VI
                                    COVENANTS

         During the term of this Agreement, unless the Required Lenders shall otherwise consent in writing:

         6.1. Financial Reporting. The Borrower will maintain, for itself and each Subsidiary, a system of accounting established and administered in accordance with GAAP, and will furnish to the Lenders:

         (i) Within 90 days after the close of each of its fiscal years, an unqualified audit report certified by independent certified public accountants acceptable to the Lenders, prepared in accordance with GAAP on a consolidated and consolidating basis (consolidating statements need not be certified by such accountants) for itself and its Subsidiaries, including balance sheets as of the end of such period, related profit and loss and reconciliation of surplus statements, and a statement of cash flows, accompanied by any management letter prepared by said accountants.

         (ii) Within 45 days after the close of the first three quarterly periods of each of its fiscal years, for itself and its Subsidiaries, consolidated and consolidating unaudited balance sheets as at the close of each such period and consolidated and consolidating profit and loss and reconciliation of surplus statements and a statement of cash flows for the period from the beginning of such fiscal year to the end of such quarter, all certified by its chief financial officer.

         (iii) Together with the financial statements required under Sections 6.1(i) and (ii), a compliance certificate in substantially the form of Exhibit B signed by its chief financial officer showing the calculations necessary to determine compliance with this Agreement and stating that no Default or Unmatured Default exists, or if any Default or Unmatured Default exists, stating the nature and status thereof.

         (iv) Within 90 days after the close of each of its fiscal years, a financial projection and budget forecast covering the immediately subsequent three (3) year period.

         (v) Within 270 days after the close of each fiscal year, a statement of the Unfunded Liabilities of each Single Employer Plan, certified as correct by an actuary enrolled under ERISA.

         (vi) As soon as possible and in any event within 10 days after the Borrower knows that any Reportable Event has occurred with respect to any Plan, a statement, signed by the chief financial officer of the Borrower, describing said Reportable Event and the action which the Borrower proposes to take with respect thereto.

         (vii) As soon as possible and in any event within 10 days after receipt by the Borrower, a copy of (a) any notice or claim to the effect that the Borrower or any of its Subsidiaries is or may be liable to any Person as a result of the release by the Borrower, any of its Subsidiaries, or any other Person of any toxic or hazardous waste or substance into the environment, and (b) any notice alleging any violation of any federal, state or local environmental, health or safety law or regulation by the Borrower or any of its Subsidiaries.

         (viii) Promptly upon the furnishing thereof to the shareholders of the Borrower, copies of all financial statements, reports and proxy statements so furnished.

         (ix) Promptly upon the filing thereof, copies of all registration statements and annual, quarterly, monthly or other regular reports which the Borrower or any of its Subsidiaries files with the SEC.

         (x) Such other information (including non-financial information) as the Agent or any Lender may from time to time reasonably request.

         6.2. Use of Proceeds. The Borrower will, and will cause each Subsidiary to, use the proceeds of the Advances only for the purposes stated in Section
2.2. The Borrower will not, nor will it permit any Subsidiary to, use any of the proceeds of the Advances to purchase or carry any "margin stock" (as defined in Regulation U).

         6.3. Notice of Default. The Borrower will, and will cause each Subsidiary to, give prompt notice in writing to the Lenders of the occurrence of any Default or Unmatured Default and of any other development, financial or otherwise (including, without limitation, developments with respect to Year 2000 Issues), which could reasonably be expected to have a Material Adverse Effect.

         6.4. Conduct of Business. The Borrower will, and will cause each Subsidiary to, carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and (to the extent such concept applies to such entity) in good standing as a domestic corporation, partnership or limited liability company in its jurisdiction of incorporation or organization, as the case may be, and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

         6.5. Taxes. The Borrower will, and will cause each Subsidiary to, timely file complete and correct United States federal and applicable foreign, state and local tax returns required by law and pay when due all taxes, assessments and governmental charges and levies upon it or its income, profits or Property, except those which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been set aside in accordance with GAAP.

         6.6. Insurance. The Borrower will, and will cause each Subsidiary to, maintain with financially sound and reputable insurance companies insurance on all their Property in such amounts and covering such risks as is consistent with sound business practice, and the Borrower will furnish to any Lender upon request full information as to the insurance carried.

         6.7. Compliance with Laws. The Borrower will, and will cause each Subsidiary to, comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it may be subject including, without limitation, all Environmental Laws.

         6.8. Maintenance of Properties. The Borrower will, and will cause each Subsidiary to, do all things necessary to maintain, preserve, protect and keep its Property in good repair, working order and condition, and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times.

         6.9. Inspection. The Borrower will, and will cause each Subsidiary to, permit the Agent and the Lenders, by their respective representatives and agents, to inspect any of the Property, books and financial records of the Borrower and each Subsidiary, to examine and make copies of the books of accounts and other financial records of the Borrower and each Subsidiary, and to discuss the affairs, finances and accounts of the Borrower and each Subsidiary with, and to be advised as to the same by, their respective officers at such reasonable times and intervals as the Agent or any Lender may designate.

         6.10. Dividends. The Borrower will not, nor will it permit any Subsidiary to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable in its own capital stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding, except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Wholly-Owned Subsidiary and (ii) the Borrower may pay cash dividends on its capital stock so long as (A) no Default or Unmatured Default exists on the date any such dividend is paid or declared, and (B) the payment of such dividend will not result in or give rise to any Default or Unmatured Default, including a violation of any of the financial covenants set forth in Section 6.24.

         6.11. Indebtedness. The Borrower will not, nor will it permit any Subsidiary to, create, incur or suffer to exist any Indebtedness, except:

         (i)      The Loans.

         (ii)     Indebtedness existing on the date hereof and described in
                  Schedule 2.

         (iii) Purchase money Indebtedness incurred in the ordinary course of business in connection with the Borrower's purchase of equipment used in connection with its business and not exceeding $250,000 at any one time outstanding.

         (iv) Obligations, not exceeding $5,000,000 in the aggregate at any one time outstanding, representing the deferred purchase price (or other seller financing) payable to the seller or sellers in connection with any Acquisition permitted or approved under
                  Section 6.12.2, provided that the terms and conditions of such seller financing are approved in advance by the Required Lenders.

         (v) Rate Management Obligations arising under Rate Management Transactions related to the Loans.

         6.12.    Mergers and Acquisitions.

                  6.12.1 Mergers and Consolidations. Except for any merger or consolidation incident to an Acquisition permitted under Section 6.12.2, the Borrower will not, nor will it permit any Subsidiary to, merge or consolidate with or into any other Person, except that a Subsidiary may merge into the Borrower or a Wholly-Owned Subsidiary.

                  6.12.2 Acquisitions. The Borrower will not, nor will it permit any Subsidiary to, make any Acquisition of any Person, except that Acquisitions may be permitted or approved in accordance with the following:

         (i) For any proposed Acquisition, the following conditions must be satisfied: (A) the Acquisition must be non-hostile, (B) the Acquisition must be made in compliance with all applicable laws and regulations, (C) the Person to be acquired (the "Target") must be engaged in the business of providing telecommunications equipment, services and/or applications or in a substantially related line of business, (D) the Target must be located in the United States, (E) if the Acquisition is structured as a merger or consolidation, the Borrower must be the surviving entity, (F) if the Target will become a Subsidiary, it must become a consolidated Subsidiary, (G) there must not exist any Default or Unmatured Default prior to or as of the effective date of such Acquisition, and (H) the consummation of such Acquisition must not result in or give rise to any Default or Unmatured Default, including a violation of any of the financial covenants set forth in
                  Section 6.24.

         (ii) If the total consideration payable by the Borrower in connection with a proposed Acquisition (including Indebtedness to be paid or assumed) does not exceed $7,000,000, the Borrower may make such Acquisition without the prior consent of the Required Lenders so long as the conditions set forth in clause (i) above are satisfied, provided that, prior to the consummation of such Acquisition, the Borrower shall deliver to the Agent, with sufficient copies for the Lenders, (A) a Compliance Certificate (which shall not be binding on the Lenders), prepared on a pro forma basis giving effect to the transactions contemplated to be conducted at the closing thereof, demonstrating that the Borrower will be in compliance with the financial covenants set forth in Section 6.24 immediately following the consummation of the Acquisition, (B) the Acquisition Documents relating to the proposed Acquisition, (C) the Target's audited financial statements for the three fiscal years immediately preceding (to the extent available) or such other financial statements and federal income tax returns of the Target as are available for the three fiscal years immediately preceding or such shorter period as the Target has been in existence, (D) the Target's interim unaudited financial statements for the fiscal period most recently ended, and (E) if applicable, all registration statements, reports and other filings made by the Target with the SEC during the two years immediately preceding.

         (iii) If the total consideration payable by the Borrower in connection with a proposed Acquisition (including Indebtedness to be paid or assumed) exceeds $7,000,000, the Borrower may not make such Acquisition without the prior consent of the Required Lenders (such consent to be given, withheld or conditioned by the Required Lenders in their sole and absolute discretion based upon such factors as the Lenders shall deem appropriate). The Borrower may request that the Lenders consent to a proposed Acquisition by submitting a written request to the Agent accompanied by sufficient copies for the Lenders of the following documents: (A) a description of the business conducted by the Target, (B) a summary of the material terms and conditions of the proposed Acquisition, (C) the Acquisition Documents relating to the proposed Acquisition, (D) a Compliance Certificate (prepared on a pro forma basis giving effect to the transactions contemplated to be conducted at the closing of the proposed Acquisition) demonstrating that the Borrower will be in compliance with the financial covenants set forth in Section 6.24 immediately following the consummation of such Acquisition, (E) the Target's audited financial statements for the three fiscal years immediately preceding (to the extent available) or such other financial statements and federal income tax returns of the Target as are available for the three fiscal years immediately preceding or such shorter period as the Target has been in existence, (F) the Target's interim unaudited financial statements for the fiscal period most recently ended, and (G) if applicable, all registration statements, reports and other filings made by the Target with the SEC during the two years immediately preceding. Any Acquisition proposed for approval pursuant to this clause (iii) must at a minimum satisfy the conditions set forth in clause (i) above. In evaluating any request submitted by the Borrower, the Lenders shall be given an opportunity to complete a due diligence review of the financial condition, operations and prospects of the Target, and the results of such due diligence review shall be satisfactory to the Required Lenders. The Borrower agrees to furnish, or cause to be furnished, such additional information and documents as any Lender may request for purposes of conducting its due diligence review and evaluating the merits of the proposed Acquisition. If the Required Lenders do not consent in writing to the proposed Acquisition within thirty
                  (30) days following the Borrower's submission of its request for approval, the Required Lenders will be deemed not to have approved such request. Any determination by the Required Lenders not to approve a proposed Acquisition shall be final.

         (iv) Prior to or simultaneously with the consummation of any Acquisition permitted under clause (ii) above or approved by the Required Lenders pursuant to clause (iii) above, the Borrower shall also comply with Section 6.25.

         6.13. Sale of Assets. The Borrower will not, nor will it permit any Subsidiary to, lease, sell or otherwise dispose of its Property to any other Person, except:

         (i)      Sales of inventory in the ordinary course of business.

         (ii) Leases, sales or other dispositions of its Property (exclusive of any notes receivable or accounts receivable) that, together with all other Property of the Borrower and its Subsidiaries previously leased, sold or disposed of (other than inventory in the ordinary course of business) as permitted by this
                  Section 6.13(ii) during the twelve-month period ending with the month in which any such lease, sale or other disposition occurs, do not constitute a Substantial Portion of the Property of the Borrower and its Subsidiaries.

         6.14. Investments. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Investments (including without limitation, loans and advances to, and other Investments in, Subsidiaries), or commitments therefor, or to create any Subsidiary or to become or remain a partner in any partnership or joint venture, except:

         (i)      Cash Equivalent Investments.

         (ii) Existing Investments in Subsidiaries and other Investments in existence on the date hereof and described in Schedule 1.

         (iii) Any Investment arising from an Acquisition permitted or approved under Section 6.12.2.

         (iv) Other Investments not exceeding $500,000 in the aggregate at any time outstanding.

         6.15. Liens. The Borrower will not, nor will it permit any Subsidiary to, create, incur, or suffer to exist any Lien in, of or on the Property of the Borrower or any of its Subsidiaries, except:

         (i) Liens for taxes, assessments or governmental charges or levies on its Property if the same shall not at the time be delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings

         (ii) Liens imposed by law, such as carriers', warehousemen's and mechanics' liens and other similar liens arising in the ordinary course of business which secure payment of obligations not more than 60 days past due or which are being contested in good faith by appropriate proceedings and for which adequate reserves shall have been set aside on its books.

         (iii) Liens arising out of pledges or deposits under worker's compensation laws, unemployment insurance, old age pensions, or other social security or retirement benefits, or similar legislation.

         (iv) Utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character and which do not in any material way affect the marketability of the same or interfere with the use thereof in the business of the Borrower or its Subsidiaries.

         (v)      Liens existing on the date hereof and described in Schedule 2.

         (vi) Liens in favor of the Agent, for the benefit of the Lenders, granted pursuant to any Collateral Document.

         6.16. Capital Expenditures. The Borrower will not, nor will it permit any Subsidiary to, expend, or be committed to expend, in excess of $1,500,000 for Capital Expenditures during any one fiscal year on a non-cumulative basis in the aggregate for the Borrower and its Subsidiaries.

         6.17. Year 2000. The Borrower will take and will cause each of its Subsidiaries to take all such actions as are reasonably necessary to successfully implement the Year 2000 Program and to assure that Year 2000 Issues will not have a Material Adverse Effect. At the request of the Agent, the Borrower will provide a description of the Year 2000 Program, together with any updates or progress reports with respect thereto.

         6.18. Affiliates. The Borrower will not, and will not permit any Subsidiary to, enter into any transaction (including, without limitation, the purchase or sale of any Property or service) with, or make any payment or transfer to, any Affiliate except in the ordinary course of business and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than the Borrower or such Subsidiary would obtain in a comparable arms-length transaction.

         6.19. Operating Leases. The Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Operating Lease, except to the extent that the aggregate annual payments due on all Operating Leases of the Borrower and its Subsidiaries do not exceed $250,000.

        6.20. Sale and Leaseback Transactions and Other Off-Balance Sheet Liabilities. The Borrower will not, nor will it permit any Subsidiary to, enter into or suffer to exist any (i) Sale and Leaseback Transaction or (ii) any other transaction pursuant to which it incurs or has incurred Off-Balance Sheet Liabilities, except for Rate Management Obligations permitted to be incurred under the terms of Section 6.11(v).

         6.21. Contingent Obligations. The Borrower will not, nor will it permit any Subsidiary to, make or suffer to exist any Contingent Obligation (including, without limitation, any Contingent Obligation with respect to the obligations of a Subsidiary), except by endorsement of instruments for deposit or collection in the ordinary course of business.

         6.22. Letters of Credit. None of the Borrowers will apply for or become liable upon or in respect of any Letter of Credit.

         6.23. Financial Contracts. The Borrower will not, nor will it permit any Subsidiary to, enter into or remain liable upon any Financial Contract, other than Rate Management Transactions related to the Loans.

         6.24. Financial Covenants.

                  6.24.1. Current Ratio. The Borrower will not permit its current ratio, determined as of the end of each of its fiscal quarters in accordance with GAAP, to be less than 1.25 to 1.0.

                  6.24.2. Debt Service Coverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters for the then most-recently ended four fiscal quarters, of (i) Consolidated EBIDA minus (A) unfunded Consolidated Capital Expenditures and (B) dividends paid or declared, to (ii) Consolidated Interest Expense, plus current maturities of long-term Consolidated Funded Indebtedness (for the immediately following twelve
(12) month period), all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than 1.20 to 1.0.

                  6.24.3. Leverage Ratio. The Borrower will not permit the ratio, determined as of the end of each of its fiscal quarters, of (i) Consolidated Funded Indebtedness to (ii) Consolidated EBITDA for the then most-recently ended four fiscal quarters to be greater than 2.75 to 1.0.

                  6.24.4. Minimum Net Worth. The Borrower will at all times maintain Consolidated Net Worth of not less than the sum of (i) $17,000,000 plus
(ii) 75% of Consolidated Net Income earned in each fiscal quarter beginning with the quarter ending January

31, 2000 (without deduction for losses), plus (iii) 100% of the net proceeds of any offering by the Borrower of equity securities of the Borrower.

         6.25     Additional Collateral and Guaranties.

                  6.25.1 Acquisitions. In the event that, subsequent to the Closing Date, any Person becomes a Subsidiary of the Borrower, whether pursuant to an Acquisition or otherwise, the Borrower shall pledge all shares of capital stock or other equity securities of such Subsidiary to the Agent, as provided in the Security Agreement, and deliver the original stock certificates evidencing such shares to the Agent, together with appropriate stock powers executed in blank, and shall cause such Subsidiary (i) to grant a Lien (security interest) in all of its personal property by joining the Security Agreement and filing such UCC-1 financing statements or similar instruments required by the Agent,
(ii) if such Subsidiary owns or leases any real property, to comply with Section
6.25.2 below, (iii) to execute and deliver to the Agent for the benefit of the Lenders a guaranty with respect to the Obligations, in the same form and containing substantially the same terms as the Guaranty, and (iv) otherwise, to provide such documentation and take such other actions as such Subsidiary would have provided and taken if such Person had been a Subsidiary on the Closing Date. The Borrower agrees that, following the delivery of any Collateral Documents required to be executed and delivered by this Section 6.25.1, the Agent shall have a valid and enforceable first priority Lien on the respective Collateral covered thereby, free and clear of all Liens other than Permitted Liens. All actions to be taken pursuant to this Section 6.25.1 shall be at the expense of the Borrower, shall be taken to the reasonable satisfaction of the Agent, and shall be taken prior to or simultaneously with the formation or Acquisition of such Subsidiary.

                  6.25.2 Real Property. In the event that, subsequent to the Closing Date, the Borrower or any of its Subsidiaries intends to acquire or lease any real property which is material or otherwise important to the business operations of the Borrower or such Subsidiary, the Borrower shall, or shall cause such Subsidiary to, notify the Agent of such intent as soon as is reasonably practicable prior to the acquisition or lease of such real property. At the request of the Agent or the Required Lenders, the Borrower shall cause the Borrower or Subsidiary acquiring or leasing the real property to execute and deliver a mortgage instrument, substantially in the form of the Mortgage delivered on the Closing Date (subject to variation for compliance with local law), and provide all relevant documentation with respect thereto. The Borrowers agree that, following the taking of the actions with respect to any real property required by this Section 6.25.2, the Agent shall have a valid and enforceable first priority Lien on such real property, free and clear of all defects and Liens, except for Permitted Liens and other matters acceptable to the Agent in its reasonable discretion. All actions to be taken pursuant to this
Section 6.25.2 shall be at the expense of the Borrower, shall be taken to the reasonable satisfaction of the Agent, and shall be taken within ten (10) days after such real property is acquired or leased.

                                   ARTICLE VII
                                    DEFAULTS

         The occurrence of any one or more of the following events shall constitute a Default:

         7.1. Any representation or warranty made or deemed made by or on behalf of the Borrower or any of its Subsidiaries to the Lenders or the Agent under or in connection with this Agreement, any Loan, or any certificate or information delivered in connection with this Agreement or any other Loan Document shall be materially false on the date as of which made.

         7.2. Nonpayment of principal of any Loan when due, or nonpayment of interest upon any Loan or of any commitment fee or other obligations under any of the Loan Documents within five days after the same becomes due.

         7.3. The breach by the Borrower of any of the terms or provisions of
Section 6.2, 6.10, 6.11, 6.12.1, 6.12.2, 6.13, 6.14, 6.15, 6.16, 6.17, 6.18,
6.19, 6.23, 6.24.1, 6.24.2, 6.24.3 or 6.24.4.

         7.4. The breach by the Borrower (other than a breach which constitutes a Default under another Section of this Article VII) of any of the terms or provisions of this Agreement which is not remedied within 20 days after written notice from the Agent or any Lender.

          7.5. Failure of the Borrower or any of its Subsidiaries to pay when due any Indebtedness aggregating in excess of $250,000 ("Material Indebtedness"), or the default by the Borrower or any of its Subsidiaries in the performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Indebtedness was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Indebtedness to cause, such Material Indebtedness to become due prior to its stated maturity; or any Material Indebtedness of the Borrower or any of its Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or the Borrower or any of its Subsidiaries shall not pay, or admit in writing its inability to pay, its debts generally as they become due.

          7.6. The Borrower or any of its Subsidiaries shall (i) have an order for relief entered with respect to it under the Federal bankruptcy laws as now or hereafter in effect, (ii) make an assignment for the benefit of creditors,
(iii) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any Substantial Portion of its Property, (iv) institute any proceeding seeking an order for relief under the Federal bankruptcy laws as now or hereafter in effect or seeking to adjudicate it a bankrupt or insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (v) take any corporate or partnership action to authorize or effect any of the foregoing actions set forth in this Section 7.6 or (vi) fail to contest in good faith any appointment or proceeding described in
Section 7.7.

          7.7. Without the application, approval or consent of the Borrower or any of its Subsidiaries, a receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any of its Subsidiaries or any Substantial Portion of its Property, or a proceeding described in Section 7.6(iv) shall be instituted against the Borrower or any of its Subsidiaries and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of 30 consecutive days.

          7.8. Any court, government or governmental agency shall condemn, seize or otherwise appropriate, or take custody or control of, all or any portion of the Property of the Borrower and its Subsidiaries which, when taken together with all other Property of the Borrower and its Subsidiaries so condemned, seized, appropriated, or taken custody or control of, during the twelve-month period ending with the month in which any such action occurs, constitutes a Substantial Portion.

          7.9. The Borrower or any of its Subsidiaries shall fail within 30 days to pay, bond or otherwise discharge one or more (i) judgments or orders for the payment of money in excess of $500,000 in the aggregate, or (ii) nonmonetary judgments or orders which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, which judgment(s), in any such case, is/are not stayed on appeal or otherwise being appropriately contested in good faith.

         7.10. The Unfunded Liabilities of all Single Employer Plans shall exceed in the aggregate $250,000 or any Reportable Event shall occur in connection with any Plan.

         7.11. The Borrower or any of its Subsidiaries shall (i) be the subject of any proceeding or investigation pertaining to the release by the Borrower, any of its Subsidiaries or any other Person of any toxic or hazardous waste or substance into the environment, or (ii) violate any Environmental Law, which, in the case of an event described in clause (i) or clause (ii), could reasonably be expected to have a Material Adverse Effect.

         7.12. Any Change in Control shall occur.

         7.13. The occurrence of any "default", as defined in any Loan Document (other than this Agreement) or the breach of any of the terms or provisions of any Loan Document (other than this Agreement), which default or breach continues beyond any period of grace therein provided.

         7.14. Any Collateral Document shall for any reason fail to create a valid and perfected first priority security interest in the collateral purported to be covered thereby (other than with respect to motor vehicles included in the Collateral, to the extent the Agent's lien is not noted on the certificates of title relating thereto), except as permitted by the terms of any Collateral Document, or any Collateral Document shall fail to remain in full force or effect or any action shall be taken to discontinue or to assert the invalidity or unenforceability of any Collateral Document, or the Borrower or any Subsidiary shall fail to comply with any of the terms or provisions of any Collateral Document.

         7.15. The Guaranty or any other guaranty hereafter delivered to the Agent by any Subsidiary in respect of the Obligations shall for any reason cease to remain in full force or effect, or any action shall be taken by UST or other Subsidiary party thereto to revoke, cancel or terminate the same or to assert the invalidity or unenforceability thereof, or UST or such other Subsidiary shall fail to comply with any of the terms or provisions of the Guaranty or other guaranty.

         7.16. Nonpayment by the Borrower or any Subsidiary of any Rate Management Obligation when due or the breach by the Borrower or any Subsidiary of any term, provision or condition contained in any Rate Management Transaction.


                                  ARTICLE VIII
                 ACCELERATION, WAIVERS, AMENDMENTS AND REMEDIES

         8.1. Acceleration. If any Default described in Section 7.6 or 7.7 occurs with respect to the Borrower, the obligations of the Lenders to make Loans hereunder shall automatically terminate and the Obligations shall immediately become due and payable without any election or action on the part of the Agent or any Lender. If any other Default occurs, the Required Lenders (or the Agent with the consent of the Required Lenders) may terminate or suspend the obligations of the Lenders to make Loans hereunder, or declare the Obligations to be due and payable, or both, whereupon the Obligations shall become immediately due and payable, without presentment, demand, protest or notice of any kind, all of which the Borrower hereby expressly waives.

         If, within 30 days after acceleration of the maturity of the Obligations or termination of the obligations of the Lenders to make Loans hereunder as a result of any Default (other than any Default as described in Section 7.6 or 7.7 with respect to the Borrower) and before any judgment or decree for the payment of the Obligations due shall have been obtained or entered, the Required Lenders (in their sole discretion) shall so direct, the Agent shall, by notice to the Borrower, rescind and annul such acceleration and/or termination.

         8.2. Amendments. Subject to the provisions of this Article VIII, the Required Lenders (or the Agent with the consent in writing of the Required Lenders) and the Borrower may enter into agreements supplemental hereto for the purpose of adding or modifying any provisions to the Loan Documents or changing in any manner the rights of the Lenders or the Borrower hereunder or waiving any Default hereunder; provided, however, that no such supplemental agreement shall, without the consent of all of the Lenders:

         (i) Extend the final maturity of any Loan, or postpone any regularly scheduled payment of principal of any Loan, or forgive all or any portion of the principal amount thereof, or reduce the rate or extend the time of payment of interest or fees thereon.

         (ii) Reduce the percentage specified in the definition of Required Lenders.

         (iii) Extend the Revolving Credit Facility Termination Date or the Acquisition Loan Facility Termination Date, or reduce the amount or extend the payment date for, the mandatory payments required under Section 2.3, or increase the amount of any Commitment of any Lender hereunder, or permit the Borrower to assign its rights under this Agreement.

         (iv)     Amend this Section 8.2.

No amendment of any provision of this Agreement relating to the Agent shall be effective without the written consent of the Agent. The Agent may waive payment of the fee required under Section 12.3.2 without obtaining the consent of any other party to this Agreement.

         8.3. Preservation of Rights. No delay or omission of the Lenders or the Agent to exercise any right under the Loan Documents shall impair such right or be construed to be a waiver of any Default or an acquiescence therein, and the making of a Loan notwithstanding the existence of a Default or the inability of the Borrower to satisfy the conditions precedent to such Loan shall not constitute any waiver or acquiescence. Any single or partial exercise of any such right shall not preclude other or further exercise thereof or the exercise of any other right, and no waiver, amendment or other variation of the terms, conditions or provisions of the Loan Documents whatsoever shall be valid unless in writing signed by the Lenders required pursuant to Section 8.2, and then only to the extent in such writing specifically set forth. All remedies contained in the Loan Documents or by law afforded shall be cumulative and all shall be available to the Agent and the Lenders until the Obligations have been paid in full.


                                   ARTICLE IX
                               GENERAL PROVISIONS

         9.1. Survival of Representations. All representations and warranties of the Borrower contained in this Agreement shall survive the making of the Loans herein contemplated.

         9.2. Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, no Lender shall be obligated to extend credit to the Borrower in violation of any limitation or prohibition provided by any applicable statute or regulation.

         9.3. Entire Agreement. The Loan Documents embody the entire agreement and understanding among the Borrower, the Agent and the Lenders and supersede all prior agreements and understandings among the Borrower, the Agent and the Lenders relating to the subject matter thereof other than the Fee Letter.

         9.4. Several Obligations; Benefits of this Agreement. The respective obligations of the Lenders hereunder are several and not joint and no Lender shall be the partner or agent of any other (except to the extent to which the Agent is authorized to act as such). The failure of any Lender to perform any of its obligations hereunder shall not relieve any other Lender from any of its obligations hereunder. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and their respective successors and assigns. The parties hereto expressly agree that the Arranger shall enjoy the benefits of the provisions of Sections 9.5, 9.8 and
10.11 to the extent specifically set forth therein and shall have the right to enforce such provisions on its own behalf and in its own name.

         9.5. Expenses; Indemnification.

                  9.5.1. Expenses. The Borrower shall reimburse the Agent and the Arranger for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, which attorneys may be employees of the Agent) paid or incurred by the Agent or the Arranger in connection with the preparation, negotiation, execution, delivery, syndication, review, amendment, modification, and administration of the Loan Documents; provided, however, that the fees of Crowe & Dunlevy, counsel to the Agent, incurred in connection with the preparation, negotiation, execution and delivery of the Loan Documents shall not exceed the amounts set forth in the memorandum to David Page dated October 22, 1999 (subject to the assumptions and exceptions stated in such memorandum). The Borrower also agrees to reimburse the Agent, the Arranger and the Lenders for any costs, internal charges and out-of-pocket expenses (including attorneys' fees and time charges of attorneys for the Agent, the Arranger and the Lenders, which attorneys may be employees of the Agent, the Arranger or the Lenders) paid or incurred by the Agent, the Arranger or any Lender in connection with the collection and enforcement of the Loan Documents. Expenses being reimbursed by the Borrower under this Section include, without limitation, costs and expenses incurred in connection with the Reports described in the following sentence. The Borrower acknowledges that from time to time Bank One may prepare and may distribute to the Lenders (but shall have no obligation or duty to prepare or to distribute to the Lenders) certain audit reports (the "Reports") pertaining to the Borrower's assets for internal use by Bank One from information furnished to it by or on behalf of the Borrower, after Bank One has exercised its rights of inspection pursuant to this Agreement.

                  9.5.2. Indemnification. The Borrower hereby further agrees to indemnify the Agent, the Arranger, each Lender, their respective affiliates, and each of their directors, officers and employees against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor whether or not the Agent, the Arranger, any Lender or any affiliate is a party thereto) which any of them may pay or incur arising out of or relating to this Agreement, the other Loan Documents, the transactions contemplated hereby or the direct or indirect application or proposed application of the proceeds of any Loan hereunder except to the extent that they are determined in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the party seeking indemnification.

                  9.5.3 Survival. The obligations of the Borrower under this
Section 9.5 shall survive the termination of this Agreement.

         9.6. Numbers of Documents. All statements, notices, closing documents, and requests hereunder shall be furnished to the Agent with sufficient counterparts so that the Agent may furnish one to each of the Lenders.

         9.7. Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

         9.8. Nonliability of Lenders. The relationship between the Borrower on the one hand and the Lenders and the Agent on the other hand shall be solely that of borrower and lender. Neither the Agent, the Arranger nor any Lender shall have any fiduciary responsibilities to the Borrower. Neither the Agent, the Arranger nor any Lender undertakes any responsibility to the Borrower to review or inform the Borrower of any matter in connection with any phase of the Borrower's business or operations. The Borrower agrees that neither the Agent, the Arranger nor any Lender shall have liability to the Borrower (whether sounding in tort, contract or otherwise) for losses suffered by the Borrower in connection with, arising out of, or in any way related to, the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. Neither the Agent, the Arranger nor any Lender shall have any liability with respect to, and the Borrower hereby waives, releases and agrees not to sue for, any special, indirect or consequential damages suffered by the Borrower in connection with, arising out of, or in any way related to the Loan Documents or the transactions contemplated thereby.

         9.9. Confidentiality. Each Lender agrees to hold any confidential information which it may receive from the Borrower pursuant to this Agreement in confidence, except for disclosure (i) to its Affiliates and to other Lenders and their respective Affiliates, (ii) to legal counsel, accountants, and other professional advisors to such Lender or to a Transferee, (iii) to regulatory officials, (iv) to any Person as requested pursuant to or as required by law, regulation, or legal process, (v) to any Person in connection with any legal proceeding to which such Lender is a party, (vi) to such Lender's direct or indirect contractual counterparties in swap agreements or to legal counsel, accountants and other professional advisors to such counterparties, and (vii) permitted by Section 12.4.

         9.10. Nonreliance. Each Lender hereby represents that it is not relying on or looking to any margin stock (as defined in Regulation U of the Board of Governors of the Federal Reserve System) for the repayment of the Loans provided for herein.

         9.11. Disclosure. The Borrower and each Lender hereby (i) acknowledge and agree that Bank One and/or its Affiliates from time to time may hold investments in, make other loans to or have other relationships with the Borrower and its Affiliates, and (ii) waive any liability of Bank One or such Affiliate of Bank One to the Borrower or any Lender, respectively, arising out of or resulting from such investments, loans or relationships other than liabilities arising out of the gross negligence or willful misconduct of Bank One or its Affiliates.


                                    ARTICLE X
                                    THE AGENT

         10.1. Appointment; Nature of Relationship. Bank One is hereby appointed by each of the Lenders as its contractual representative (herein referred to as the "Agent") hereunder and under each other Loan Document, and each of the Lenders irrevocably authorizes the Agent to act as the contractual representative of such Lender with the rights and duties expressly set forth herein and in the other Loan Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article
X. Notwithstanding the use of the defined term "Agent," it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Lender by reason of this Agreement or any other Loan Document and that the Agent is merely acting as the contractual representative of the Lenders with only those duties as are expressly set forth in this Agreement and the other Loan Documents. In its capacity as the Lenders' contractual representative, the Agent (i) does not hereby assume any fiduciary duties to any of the Lenders, (ii) is a "representative" of the Lenders within the meaning of Section 9-105 of the Uniform Commercial Code and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. Each of the Lenders hereby agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Lender hereby waives.

         10.2. Powers. The Agent shall have and may exercise such powers under the Loan Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties to the Lenders, or any obligation to the Lenders to take any action thereunder except any action specifically provided by the Loan Documents to be taken by the Agent.

         10.3. General Immunity. Neither the Agent nor any of its directors, officers, agents or employees shall be liable to the Borrower, the Lenders or any Lender for any action taken or omitted to be taken by it or them hereunder or under any other Loan Document or in connection herewith or therewith except to the extent such action or inaction is determined in a final non-appealable judgment by a court of competent jurisdiction to have arisen from the gross negligence or willful misconduct of such Person.

         10.4. No Responsibility for Loans, Recitals, etc. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (a) any statement, warranty or representation made in connection with any

Loan Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements of any obligor under any Loan Document, including, without limitation, any agreement by an obligor to furnish information directly to each Lender; (c) the satisfaction of any condition specified in Article IV, except receipt of items required to be delivered solely to the Agent; (d) the existence or possible existence of any Default or Unmatured Default; (e) the validity, enforceability, effectiveness, sufficiency or genuineness of any Loan Document or any other instrument or writing furnished in connection therewith; (f) the value, sufficiency, creation, perfection or priority of any Lien in any collateral security; or (g) the financial condition of the Borrower or any guarantor of any of the Obligations or of any of the Borrower's or any such guarantor's respective Subsidiaries. The Agent shall have no duty to disclose to the Lenders information that is not required to be furnished by the Borrower to the Agent at such time, but is voluntarily furnished by the Borrower to the Agent (either in its capacity as Agent or in its individual capacity).

         10.5. Action on Instructions of Lenders. The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Loan Document in accordance with written instructions signed by the Required Lenders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. The Lenders hereby acknowledge that the Agent shall be under no duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement or any other Loan Document unless it shall be requested in writing to do so by the Required Lenders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Loan Document unless it shall first be indemnified to its satisfaction by the Lenders, based upon their Pro Rata Shares, against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

         10.6. Employment of Agents and Counsel. The Agent may execute any of its duties as Agent hereunder and under any other Loan Document by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Lenders, except as to money or securities received by it or its authorized agents, for the default or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care. The Agent shall be entitled to advice of counsel concerning the contractual arrangement between the Agent and the Lenders and all matters pertaining to the Agent's duties hereunder and under any other Loan Document.

         10.7. Reliance on Documents; Counsel. The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it to be genuine and correct and to have been signed or sent by the proper person or persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

         10.8. Agent's Reimbursement and Indemnification. The Lenders agree to reimburse and indemnify the Agent in proportion to their Pro Rata Shares (i) for any amounts not reimbursed by the Borrower for which the Agent is entitled to reimbursement by the Borrower under the Loan Documents, (ii) for any other expenses incurred by the Agent on behalf of the Lenders, in connection with the preparation, execution, delivery, administration and enforcement of the Loan Documents (including, without limitation, for any expenses incurred by the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders) and (iii) for any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Loan Documents or any other document delivered in connection therewith or the transactions contemplated thereby (including, without limitation, for any such amounts incurred by or asserted against the Agent in connection with any dispute between the Agent and any Lender or between two or more of the Lenders), or the enforcement of any of the terms of the Loan Documents or of any such other documents, provided that (x) no Lender shall be liable for any of the foregoing to the extent any of the foregoing is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of the Agent and (y) any indemnification required pursuant to Section 3.5(vii) shall, notwithstanding the provisions of this Section 10.8, be paid by the relevant Lender in accordance with the provisions thereof. The obligations of the Lenders under this Section 10.8 shall survive payment of the Obligations and termination of this Agreement.

         10.9. Notice of Default. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Unmatured Default hereunder unless the Agent has received written notice from a Lender or the Borrower referring to this Agreement describing such Default or Unmatured Default and stating that such notice is a "notice of default". In the event that the Agent receives such a notice, the Agent shall give prompt notice thereof to the Lenders.

         10.10. Rights as a Lender. The Agent shall be a Lender, and as such the Agent shall have the same rights and powers hereunder and under any other Loan Document with respect to its Commitment and its Loans as any other Lender and may exercise the same as though it were not the Agent, and the term "Lender" or "Lenders" shall, at any time when the Agent is a Lender, unless the context otherwise indicates, include the Agent in its individual capacity. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of trust, debt, equity or other transaction, in addition to those contemplated by this Agreement or any other Loan Document, with the Borrower or any of its Subsidiaries in which the Borrower or such Subsidiary is not restricted hereby from engaging with any other Person.

         10.11. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agent, the Arranger or any other Lender and based on the financial statements prepared by the Borrower and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and the other Loan Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Agent, the Arranger or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents.

         10.12. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Lenders and the Borrower, such resignation to be effective upon the appointment of a successor Agent or, if no successor Agent has been appointed, forty-five days after the retiring Agent gives notice of its intention to resign. The Agent may be removed at any time with or without cause by written notice received by the Agent from the Required Lenders, such removal to be effective on the date specified by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint, on behalf of the Borrower and the Lenders, a successor Agent. If no successor Agent shall have been so appointed by the Required Lenders within thirty (30) days after the resigning Agent's giving notice of its intention to resign, then the resigning Agent may appoint, on behalf of the Borrower and the Lenders, a successor Agent. Notwithstanding the previous sentence, the Agent may at any time without the consent of the Borrower or any Lender, appoint any of its Affiliates which is a commercial bank as a successor Agent hereunder. If the Agent has resigned or been removed and no successor Agent has been appointed, the Lenders may perform all the duties of the Agent hereunder and the Borrower shall make all payments in respect of the Obligations to the applicable Lender and for all other purposes shall deal directly with the Lenders. No successor Agent shall be deemed to be appointed hereunder until such successor Agent has accepted the appointment. Any such successor Agent shall be a commercial bank having capital and retained earnings of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning or removed Agent. Upon the effectiveness of the resignation or removal of the Agent, the resigning or removed Agent shall be discharged from its duties and obligations hereunder and under the Loan Documents. After the effectiveness of the resignation or removal of an Agent, the provisions of this Article X shall continue in effect for the benefit of such Agent in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Loan Documents. In the event that there is a successor to the Agent by merger, or the Agent assigns its duties and obligations to an Affiliate pursuant to this Section 10.12, then the term "Corporate Base Rate" as used in this Agreement shall mean the prime rate, base rate or other analogous rate of the new Agent.

         10.13. Agent's Fee. The Borrower agrees to pay to the Agent, for its own account, the fees agreed to be paid by the Borrower pursuant to the Fee Letter, or as otherwise agreed from time to time.

         10.14. Delegation to Affiliates. The Borrower and the Lenders agree that the Agent may delegate any of its duties under this Agreement to any of its Affiliates. Any such Affiliate (and such Affiliate's directors, officers, agents and employees) which performs duties in connection with this Agreement shall be entitled to the same benefits of the indemnification, waiver and other protective provisions to which the Agent is entitled under Articles IX and X.

         10.15. Collateral Releases. The Lenders hereby empower and authorize the Agent to execute and deliver to the Borrower on their behalf any agreements, documents or instruments as shall be necessary or appropriate to effect any releases of Collateral which shall be permitted by the terms hereof or of any other Loan Document or which shall otherwise have been approved by the Required Lenders (or, if required by the terms of Section 8.2, all of the Lenders) in writing.

                                   ARTICLE XI
                            SETOFF; RATABLE PAYMENTS

         11.1. Setoff. In addition to, and without limitation of, any rights of the Lenders under applicable law, if the Borrower becomes insolvent, however evidenced, or any Default occurs, any and all deposits (including all account balances, whether provisional or final and whether or not collected or available) and any other Indebtedness at any time held or owing by any Lender or any Affiliate of any Lender to or for the credit or account of the Borrower may be offset and applied toward the payment of the Obligations owing to such Lender, whether or not the Obligations, or any part thereof, shall then be due.

         11.2. Ratable Payments. If any Lender, whether by setoff or otherwise, has payment made to it upon its Loans (other than payments received pursuant to Section 3.1, 3.2, 3.4 or 3.5) in a greater proportion than that received by any other Lender, such Lender agrees, promptly upon demand, to purchase a portion of the Loans held by the other Lenders so that after such purchase each Lender will hold its ratable proportion of Loans. If any Lender, whether in connection with setoff or amounts which might be subject to setoff or otherwise, receives collateral or other protection for its Obligations or such amounts which may be subject to setoff, such Lender agrees, promptly upon demand, to take such action necessary such that all Lenders share in the benefits of such collateral ratably in proportion to their Loans. In case any such payment is disturbed by legal process, or otherwise, appropriate further adjustments shall be made.


                                   ARTICLE XII
                BENEFIT OF AGREEMENT; ASSIGNMENTS; PARTICIPATIONS

         12.1. Successors and Assigns. The terms and provisions of the Loan Documents shall be binding upon and inure to the benefit of the Borrower and the Lenders and their respective successors and assigns, except that (i) the Borrower shall not have the right to assign its rights or obligations under the Loan Documents and (ii) any assignment by any Lender must be made in compliance with Section 12.3. The parties to this Agreement acknowledge that clause (ii) of this Section 12.1 relates only to absolute assignments and does not prohibit assignments creating security interests, including, without limitation, any pledge or assignment by any Lender of all or any portion of its rights under this Agreement and any Note to a Federal Reserve Bank; provided, however, that no such pledge or assignment creating a security interest shall release the transferor Lender from its obligations hereunder unless and until the parties thereto have complied with the provisions of Section 12.3. The Agent may treat the Person which made any Loan or which holds any Note as the owner thereof for all purposes hereof unless and until such Person complies with Section 12.3; provided, however, that the Agent may in its discretion (but shall not be required to) follow instructions from the Person which made any Loan or which holds any Note to direct payments relating to such Loan or Note to another Person. Any assignee of the rights to any Loan or any Note agrees by acceptance of such assignment to be bound by all the terms and provisions of the Loan Documents. Any request, authority or consent of any Person, who at the time of making such request or giving such authority or consent is the owner of the rights to any Loan

(whether or not a Note has been issued in evidence thereof), shall be conclusive and binding on any subsequent holder or assignee of the rights to such Loan.

         12.2. Participations.

                  12.2.1. Permitted Participants; Effect. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time sell to one or more banks or other entities ("Participants") participating interests in any Loan owing to such Lender, any Note held by such Lender, any Commitment of such Lender or any other interest of such Lender under the Loan Documents. In the event of any such sale by a Lender of participating interests to a Participant, such Lender's obligations under the Loan Documents shall remain unchanged, such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, such Lender shall remain the owner of its Loans and the holder of any Note issued to it in evidence thereof for all purposes under the Loan Documents, all amounts payable by the Borrower under this Agreement shall be determined as if such Lender had not sold such participating interests, and the Borrower and the Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents.

                  12.2.2. Voting Rights. Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, modification or waiver of any provision of the Loan Documents other than any amendment, modification or waiver with respect to any Loan or Commitment in which such Participant has an interest which forgives principal, interest or fees or reduces the interest rate or fees payable with respect to any such Loan or Commitment, extends the Revolving Credit Facility Termination Date or the Acquisition Loan Facility Termination Date, postpones any date fixed for any regularly-scheduled payment of principal of, or interest or fees on, any such Loan or Commitment, releases any guarantor of any such Loan or releases all or substantially all of the collateral, if any, securing any such Loan.

                  12.2.3. Benefit of Setoff. The Borrower agrees that each Participant shall be deemed to have the right of setoff provided in
         Section 11.1 in respect of its participating interest in amounts owing under the Loan Documents to the same extent as if the amount of its participating interest were owing directly to it as a Lender under the Loan Documents, provided that each Lender shall retain the right of setoff provided in Section 11.1 with respect to the amount of participating interests sold to each Participant. The Lenders agree to share with each Participant, and each Participant, by exercising the right of setoff provided in Section 11.1, agrees to share with each Lender, any amount received pursuant to the exercise of its right of setoff, such amounts to be shared in accordance with Section 11.2 as if each Participant were a Lender.

         12.3. Assignments.

                  12.3.1. Permitted Assignments. Any Lender may, in the ordinary course of its business and in accordance with applicable law, at any time assign to one or more banks or other entities ("Purchasers") all or any part of its rights and obligations under the Loan Documents; provided, however, that each Purchaser must purchase the same Pro Rata Share in each of the Term Loan Facility, the Revolving Credit Facility and the Acquisition Loan Facility. Such assignment shall be substantially in the form of Exhibit C or in such other form as may be agreed to by the parties thereto. The consent of the Borrower and the Agent shall be required prior to an assignment becoming effective with respect to a Purchaser which is not a Lender or an Affiliate thereof; provided, however, that if a Default has occurred and is continuing, the consent of the Borrower shall not be required. Such consent shall not be unreasonably withheld or delayed. Each such assignment with respect to a Purchaser which is not a Lender or an Affiliate thereof shall (unless each of the Borrower and the Agent otherwise consents) be in an amount not less than the lesser of (i) $5,000,000 or (ii) the remaining amount of the assigning Lender's total Commitment (calculated as at the date of such assignment) or its outstanding Loans (if all of the applicable Commitments have been terminated).

                  12.3.2. Effect; Effective Date. Upon (i) delivery to the Agent of an assignment, together with any consents required by Section 12.3.1, and (ii) payment of a $4,000 fee to the Agent for processing such assignment (unless such fee is waived by the Agent), such assignment shall become effective on the effective date specified in such assignment. The assignment shall contain a representation by the Purchaser to the effect that none of the consideration used to make the purchase of the Commitment and Loans under the applicable assignment agreement constitutes "plan assets" as defined under ERISA and that the rights and interests of the Purchaser in and under the Loan Documents will not be "plan assets" under ERISA. On and after the effective date of such assignment, such Purchaser shall for all purposes be a Lender party to this Agreement and any other Loan Document executed by or on behalf of the Lenders and shall have all the rights and obligations of a Lender under the Loan Documents, to the same extent as if it were an original party hereto, and no further consent or action by the Borrower, the Lenders or the Agent shall be required to release the transferor Lender with respect to the percentage of the Aggregate Commitment and Loans assigned to such Purchaser. Upon the consummation of any assignment to a Purchaser pursuant to this Section 12.3.2, the transferor Lender, the Agent and the Borrower shall, if the transferor Lender or the Purchaser desires that its Loans be evidenced by Notes, make appropriate arrangements so that new Notes or, as appropriate, replacement Notes are issued to such transferor Lender and new Notes or, as appropriate, replacement Notes, are issued to such Purchaser, in each case in principal amounts reflecting their respective Commitments, as adjusted pursuant to such assignment.

         12.4. Dissemination of Information. The Borrower authorizes each Lender to disclose to any Participant or Purchaser or any other Person acquiring an interest in the Loan Documents by operation of law (each a "Transferee") and any prospective Transferee any and all information in such Lender's possession concerning the creditworthiness of the Borrower and its Subsidiaries, including without limitation any information contained in any Reports; provided that each Transferee and prospective Transferee agrees to be bound by Section 9.11 of this Agreement.

         12.5. Tax Treatment. If any interest in any Loan Document is transferred to any Transferee which is organized under the laws of any jurisdiction other than the United States or any State thereof, the transferor Lender shall cause such Transferee, concurrently with the effectiveness of such transfer, to comply with the provisions of Section 3.5(iv).


                                  ARTICLE XIII
                                     NOTICES

         13.1. Notices. Except as otherwise permitted by Section 2.14 with respect to borrowing notices, all notices, requests and other communications to any party hereunder shall be in writing (including electronic transmission, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower, any of the initial Lenders or the Agent, at its address or facsimile number set forth on the signature pages hereof, (y) in the case of any Person who hereafter becomes a Lender, at its address or facsimile number set forth below in its administrative questionnaire or (z) in the case of any party, at such other address or facsimile number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower in accordance with the provisions of this Section 13.1. Each such notice, request or other communication shall be effective (i) if given by facsimile transmission, when transmitted to the facsimile number specified in accordance with this Section
13.1 and confirmation of receipt is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid, or (iii) if given by any other means, when delivered (or, in the case of electronic transmission, received) at the address specified in this Section; provided that notices to the Agent under Article II shall not be effective until received.

         13.2. Change of Address. The Borrower, the Agent and any Lender may each change the address for service of notice upon it by a notice in writing to the other parties hereto.


                                   ARTICLE XIV
                                  COUNTERPARTS

         This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart. This Agreement shall be effective when it has been executed by the Borrower, the Agent and the Lenders and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

                                   ARTICLE XV
          CHOICE OF LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL

         15.1. CHOICE OF LAW. THE LOAN DOCUMENTS (OTHER THAN THOSE CONTAINING A CONTRARY EXPRESS CHOICE OF LAW PROVISION) SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF OKLAHOMA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

         15.2. CONSENT TO JURISDICTION. THE BORROWER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY UNITED STATES FEDERAL OR OKLAHOMA STATE COURT SITTING IN TULSA, OKLAHOMA, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY LOAN DOCUMENTS AND THE BORROWER HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF THE AGENT OR ANY LENDER TO BRING PROCEEDINGS AGAINST THE BORROWER IN THE COURTS OF ANY OTHER JURISDICTION. ANY JUDICIAL PROCEEDING BY THE BORROWER AGAINST THE AGENT OR ANY LENDER OR ANY AFFILIATE OF THE AGENT OR ANY LENDER INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT SHALL BE BROUGHT ONLY IN A COURT IN TULSA, OKLAHOMA.

         15.3. WAIVER OF JURY TRIAL. THE BORROWER, THE AGENT AND EACH LENDER HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH ANY LOAN DOCUMENT OR THE RELATIONSHIP ESTABLISHED THEREUNDER.


                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

         IN WITNESS WHEREOF, the Borrower, the Lenders and the Agent have executed this Agreement as of the date first above written.

                                        XETA CORPORATION


                                        By: /s/ ROBERT B. WAGNER
                                            ------------------------------------
                                        Title: VP Finance
                                               ---------------------------------
                                               1814 W. Tacoma
                                               Broken Arrow, Oklahoma 74012
                                        Attention: Robert B. Wagner
                                                   -----------------------------
                                               Telephone: (918) 664-8200
                                               FAX:       (918) 664-6876


Term Loan Commitment:                   BANK ONE, OKLAHOMA, NA,
      $12,650,000                       Individually and as Agent

Revolving Loan Commitment:              By: /s/ TIMOTHY T. KOSKI
      $ 2,750,000                           ------------------------------------
                                        Title: Vice President
Acquisition Loan Commitment:                   ---------------------------------
      $ 6,600,000                       Attention: Timothy T. Koski
                                               Telephone: (918) 586-5147
                                               FAX:       (918) 586-5474
                                        Address: 15 East Fifth Street
                                                 Tulsa, Oklahoma 74103


Term Loan Commitment:                                MERCANTILE BANK, N.A.
      $10,350,000

Revolving Loan Commitment:              By: /s/ GREGORY B. VATTEROTT, JR.
      $ 2,250,000                           ------------------------------------
                                        Title: Assistant Vice President
Acquisition Loan Commitment:                   ---------------------------------
      $ 5,400,000                       Attention: Gregory B. Vatterott, Jr.
                                               Telephone: (314) 418-2243
                                               FAX:       (314) 418-8090
                                        Address: 8th & Locust Streets
                                                 P.O. Box 524
                                                 St. Louis, Missouri  63166
Total Commitments:
$  40,000,000
=============

                                        BANC ONE CAPITAL MARKETS, INC.,
                                         as Lead Arranger and Book Runner


                                        By: /s/ ELIZABETH CADWALLADER
                                            ------------------------------------
                                        Name: Elizabeth Cadwallader
                                              ----------------------------------
                                        Title: Managing Director
                                               ---------------------------------

                                        1717 Main Street, 4th Floor
                                        Dallas, Texas 75201
                                        Attention: Elizabeth E. Cadwallader,
                                                     Managing Director
                                        Telephone: (214) 290-2393
                                        FAX:       (214) 290-2336

                                PRICING SCHEDULE

==============================================================================================================
APPLICABLE  MARGIN                LEVEL   I       LEVEL   II      LEVEL   III       LEVEL   IV      LEVEL    V
                                  STATUS          STATUS          STATUS            STATUS          STATUS
--------------------------------------------------------------------------------------------------------------
Eurodollar Rate                   1.50%           1.75%           2.00%             2.25%           2.50%
--------------------------------------------------------------------------------------------------------------
Floating Rate                     0.0%            0.0%            0.25%             0.50%           0.75%
==============================================================================================================

==============================================================================================================
APPLICABLE FEE RATE               LEVEL   I       LEVEL   II      LEVEL   III       LEVEL   IV      LEVEL    V
                                  STATUS          STATUS          STATUS            STATUS          STATUS
--------------------------------------------------------------------------------------------------------------
Commitment Fee                    0.20%            0.25%          0.30%             0.35%           0.45%
==============================================================================================================

         For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

         "Financials" means the annual or quarterly financial statements of the Borrower delivered pursuant to Section 6.1(i) or (ii).

         "Level I Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, the Leverage Ratio is less than or equal to 1.0 to 1.00.

         "Level II Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status and (ii) the Leverage Ratio is less than or equal to 1.5 to 1.00.

         "Level III Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status or Level II Status and (ii) the Leverage Ratio is less than or equal to 2.0 to 1.00.

         "Level IV Status" exists at any date if, as of the last day of the fiscal quarter of the Borrower referred to in the most recent Financials, (i) the Borrower has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Leverage Ratio is less than or equal to 2.5 to 1.00.

         "Level V Status" exists at any date if the Borrower has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

         "Status" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

         The Applicable Margin and Applicable Fee Rate shall be determined in accordance with the foregoing table based on the Borrower's Status as reflected in the then most recent Financials.

Adjustments, if any, to the Applicable Margin or Applicable Fee Rate shall be effective five Business Days after the Agent has received the applicable Financials. If the Borrower fails to deliver the Financials to the Agent at the time required pursuant to Section 6.1, then the Applicable Margin and Applicable Fee Rate shall be the highest Applicable Margin and Applicable Fee Rate set forth in the foregoing table until five days after such Financials are so delivered.